                                                                     EXHIBIT 4.1




                             R&B FALCON CORPORATION

                                    as Issuer

                                 $
                                  --------------

                13 7/8% Senior Subordinated Debentures due 2009

                                 ---------------



                                    INDENTURE

                          Dated as of           ,
                                      ----------  -----


                                 ---------------



                            U.S. TRUST COMPANY, N.A.
                                   as Trustee


                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE................................................................1
  SECTION 1.1       Definitions.....................................................................................1
  SECTION 1.2       Other Definitions..............................................................................13
  SECTION 1.3       Incorporation By Reference of Trust Indenture Act..............................................14
  SECTION 1.4       Rules of Construction..........................................................................14
ARTICLE 2 THE DEBENTURES...........................................................................................15
  SECTION 2.1       Form and Dating................................................................................15
  SECTION 2.2       Execution and Authentication...................................................................17
  SECTION 2.3       Registrar and Paying Agent.....................................................................18
  SECTION 2.4       Paying Agent to Hold Money in Trust............................................................18
  SECTION 2.5       Holder Lists...................................................................................19
  SECTION 2.6       Transfer and Exchange..........................................................................19
  SECTION 2.7       Replacement of Debentures......................................................................29
  SECTION 2.8       Outstanding Debentures.........................................................................29
  SECTION 2.9       Treasury Debentures............................................................................30
  SECTION 2.10      Temporary Debentures...........................................................................30
  SECTION 2.11      Cancellation...................................................................................30
  SECTION 2.12      Payment of Interest; Interest Rights Preserved.................................................30
  SECTION 2.13      Computation of Interest........................................................................32
  SECTION 2.14      CUSIP Number...................................................................................32
ARTICLE 3 REDEMPTION AND PREPAYMENT................................................................................32
  SECTION 3.1       Notices to Trustee.............................................................................32
  SECTION 3.2       Selection of Debentures to be Redeemed.........................................................32
  SECTION 3.3       Notice of Redemption...........................................................................33
  SECTION 3.4       Effect of Notice of Redemption.................................................................33
  SECTION 3.5       Deposit of Redemption Price....................................................................34
  SECTION 3.6       Debentures Redeemed in Part....................................................................34
  SECTION 3.7       Optional Redemption............................................................................34
ARTICLE 4 COVENANTS................................................................................................35
  SECTION 4.1       Payment of Debentures..........................................................................35
  SECTION 4.2       Maintenance of Office or Agency................................................................36
  SECTION 4.3       Corporate Existence............................................................................36
  SECTION 4.4       Compliance With Laws...........................................................................37
  SECTION 4.5       Taxes and Other Claims.........................................................................37
  SECTION 4.6       Stay, Extension and Usury Laws.................................................................37
  SECTION 4.7       Change of Control..............................................................................37
  SECTION 4.8       Limitation on Restricted Payments..............................................................41
  SECTION 4.9       Reports to Holders.............................................................................43
  SECTION 4.10      Compliance Certificate; Notice of Default or Event of Default..................................43
  SECTION 4.11      Prohibition on Company Becoming an Investment Company..........................................44


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ARTICLE 5 CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER.....................................................44
  SECTION 5.1       Limitation on Mergers and Consolidations.......................................................44
  SECTION 5.2       Successor Corporation Substituted..............................................................45
ARTICLE 6 DEFAULTS AND REMEDIES....................................................................................46
  SECTION 6.1       Events of Default..............................................................................46
  SECTION 6.2       Acceleration...................................................................................48
  SECTION 6.3       Other Remedies.................................................................................49
  SECTION 6.4       Waiver of Past Defaults........................................................................49
  SECTION 6.5       Control By Majority............................................................................49
  SECTION 6.6       Limitation on Suits............................................................................50
  SECTION 6.7       Rights of Holders of Debentures to Receive Payment.............................................50
  SECTION 6.8       Collection Suit by Trustee.....................................................................50
  SECTION 6.9       Trustee May File Proofs of Claim...............................................................51
  SECTION 6.10      Priorities.....................................................................................52
  SECTION 6.11      Undertaking For Costs..........................................................................52
  SECTION 6.12      Restoration of Rights and Remedies.............................................................52
  SECTION 6.13      Rights and Remedies Cumulative.................................................................52
  SECTION 6.14      Delay or Omission Not Waiver...................................................................53
ARTICLE 7 TRUSTEE..................................................................................................53
  SECTION 7.1       Duties of Trustee..............................................................................53
  SECTION 7.2       Rights of Trustee..............................................................................54
  SECTION 7.3       Individual Rights of Trustee...................................................................56
  SECTION 7.4       Trustee's Disclaimer...........................................................................56
  SECTION 7.5       Notice of Defaults.............................................................................56
  SECTION 7.6       Reports by Trustee to Holders of the Debentures................................................56
  SECTION 7.7       Compensation and Indemnity.....................................................................57
  SECTION 7.8       Replacement of Trustee.........................................................................57
  SECTION 7.9       Successor Trustee by Merger, Etc...............................................................59
  SECTION 7.10      Eligibility; Disqualification..................................................................59
  SECTION 7.11      Preferential Collection of Claims Against the Company..........................................60
ARTICLE 8 SATISFACTION AND DISCHARGE...............................................................................60
  SECTION 8.1       Satisfaction and Discharge.....................................................................60
  SECTION 8.2       Application of Trust Money.....................................................................61
  SECTION 8.3       Repayment of the Company.......................................................................61
  SECTION 8.4       Reinstatement..................................................................................61
ARTICLE 9 DEFEASANCE AND COVENANT DEFEASANCE.......................................................................62
  SECTION 9.1       Option to Effect Defeasance or Covenant Defeasance.............................................62
  SECTION 9.2       Defeasance and Discharge.......................................................................62
  SECTION 9.3       Covenant Defeasance............................................................................63
  SECTION 9.4       Conditions to Defeasance or Covenant Defeasance................................................63
  SECTION 9.5       Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous
                    Provisions.....................................................................................65
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                                       ii

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  SECTION 9.6       Repayment to the Company.......................................................................65
  SECTION 9.7       Reinstatement..................................................................................66
ARTICLE 10 AMENDMENT, SUPPLEMENT AND WAIVER........................................................................66
  SECTION 10.1      Without Consent of Holders of Debentures.......................................................66
  SECTION 10.2      With Consent of Holders of Debentures..........................................................67
  SECTION 10.3      Effect of Supplemental Indentures..............................................................68
  SECTION 10.4      Compliance with Trust Indenture Act............................................................69
  SECTION 10.5      Revocation and Effect of Consents..............................................................69
  SECTION 10.6      Notation on or Exchange of Debentures..........................................................69
  SECTION 10.7      Trustee to Sign Supplemental Indentures........................................................69
  SECTION 10.8      Payment for Consent............................................................................70
ARTICLE 11 MISCELLANEOUS...........................................................................................71
  SECTION 11.1      Trust Indenture Act Controls...................................................................71
  SECTION 11.2      Notices........................................................................................71
  SECTION 11.3      Communication By Holders of Debentures With Other Holders of Debentures........................72
  SECTION 11.4      Certificate and Opinion as to Conditions Precedent.............................................72
  SECTION 11.5      Statements Required in a Certificate or Opinion................................................73
  SECTION 11.6      Acts of Holders................................................................................73
  SECTION 11.7      Rules by Trustee and Agents....................................................................75
  SECTION 11.8      No Personal Liability of Directors, Officers, Employees and Stockholders.......................75
  SECTION 11.9      Governing Law..................................................................................75
  SECTION 11.10     Agent for Service; Submission to Jurisdiction; Waiver of Immunities............................75
  SECTION 11.11     No Adverse Interpretation of Other Agreements..................................................76
  SECTION 11.12     Successors.....................................................................................76
  SECTION 11.13     Severability...................................................................................76
  SECTION 11.14     Counterpart Originals..........................................................................76
  SECTION 11.15     Table of Contents, Headings, Etc...............................................................76
ARTICLE 12 SUBORDINATION...........................................................................................77
  SECTION 12.1      Debentures Subordinated to Senior Debt.........................................................77
  SECTION 12.2      No Payment on Debentures in Certain Circumstances..............................................77
  SECTION 12.3      Payment Over of Proceeds Upon Dissolution, Etc.................................................78
  SECTION 12.4      Payments May Be Paid Prior to Dissolution......................................................78
  SECTION 12.5      Subrogation....................................................................................78
  SECTION 12.6      Obligations of the Company Unconditional.......................................................79
  SECTION 12.7      Notice to Trustee..............................................................................79
  SECTION 12.8      Reliance on Judicial Order or Certificate of Liquidating Agent.................................79
  SECTION 12.9      Trustee's Relation to Senior Indebtedness......................................................80
  SECTION 12.10     Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of
                    Senior Debt....................................................................................80
  SECTION 12.11     Holders Authorize Trustee To Effectuate Subordination of Debentures............................81
  SECTION 12.12     This Article 12 Not to Prevent Events of Default...............................................81
  SECTION 12.13     Trustee's Compensation Not Prejudiced..........................................................81

EXHIBITS

   EXHIBIT A     ........... Form of Debenture

   EXHIBIT B-1   ........... Form of Certificate for Exchange or Registration of
                             Transfer from U.S. Global Debenture to Regulation S Global Debenture

   EXHIBIT B-2   ........... Form of Certificate for Exchange or Registration
                             of Transfer from Regulation S Global Debenture to U.S. Global Debenture

   EXHIBIT B-3   ........... Form of Certificate for Exchange or Registration of
                             Transfer of Certificated Debentures

   EXHIBIT B-4   ........... Form of Certificate for Exchange or Registration of
                             Transfer from U.S. Global Debenture or Regulation S Permanent Global Debenture to Certificated Debenture

   EXHIBIT C     ........... Form of Certificate From Acquiring Institutional
                             Accredited Investor

                  INDENTURE, dated as of ____________, 1999, among R&B Falcon Corporation, a Delaware corporation (the "Company"), and U.S. Trust Company, N.A., as trustee (the "Trustee").

                                    RECITALS

                  The Company has duly authorized the creation and issuance of its 13 7/8% Senior Subordinated Debentures due 2009 (the "Initial Debentures") of substantially the tenor and amount hereinafter set forth; and to provide therefor and for, if and when issued as further evidence of the Company's indebtedness and in substitution for the Initial Debentures pursuant to this Indenture and the Registration Rights Agreement (as defined herein), the Company's 13 7/8% Senior Subordinated Debentures due 2009 (the "Exchange Debentures," and together with the Initial Debentures, the "Debentures"), the Company has duly authorized the execution and delivery of this Indenture.

                  All things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid instrument of the Company, in accordance with its terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the exchange by the Company of Debentures for outstanding shares of its 13 7/8% Senior Cumulative Redeemable Preferred Stock pursuant to the terms of the Certificate of Designation therefor with the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

                                   ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1       Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interest in a Global Debenture, the rules and procedures of the Depositary and the Trustee that apply to such transfer and exchange.

         "Board of Directors" means the Board of Directors of a Person or any committee thereof duly authorized to act on behalf of such Board.

         "Board Resolution" means a copy of a resolution certified by a Secretary or Assistant Secretary of a Person to have been duly adopted by the Board of Directors thereof and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

         "Capitalized Lease Obligation" of any Person means any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cedel" means Cedel Bank, societe anonyme (or any successor securities clearing agency).

         "Certificated Debentures" means Debentures that are substantially in the form of the Debenture attached hereto as Exhibit A that do not include the information or text called for by footnotes 1, 3 and 4 thereto.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means Capital Stock other than Preferred Stock.

         "Company" means the Person named as such in the preamble of this Indenture unless and until a successor replaces it pursuant to the applicable provisions hereof and thereafter means such successor.

         "Company Order" means a written order or request signed in the name of an Officer and delivered to the Trustee.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

         (a) any net income of any Person if such Person is not a Restricted Subsidiary, except that (1) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (2) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

            (b) any net income of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

            (c) any net income of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (1) the net income of Cliffs Drilling Company shall be included notwithstanding the foregoing, (2) the net income of a Restricted Subsidiary shall be included to the extent such net income could be paid to the Company or a Restricted Subsidiary by loans, advances, intercompany transfers, principal repayments or otherwise, (3) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (4) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

            (d) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

            (e) extraordinary, unusual or nonrecurring charges;

            (f) charges relating to the extinguishment of debt obligations of R&B Falcon Holdings Inc.; and

            (g) the cumulative effect of a change in accounting principles.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

         "Debenture Custodian" means the Trustee, as custodian for the Depositary with respect to the Debentures in global form, or any successor entity thereto.

         "Debentures" has the meaning set forth in the Recitals of this Indenture and more particularly means any of the Debentures authenticated and delivered under this Indenture.

         "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

         "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Debentures, until a successor shall have been appointed and become such Depositary pursuant to the applicable provision of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

         "Designated Senior Debt" as to the Company, means any Senior Debt which has at the time of initial issuance an aggregate principal amount outstanding or available under a committed facility in excess of $20 million and which has been so designated as Designated Senior Debt by the Board of Directors of the Company at the time of initial issuance or the Exchange Date in a resolution delivered to the Trustee.

         "Euroclear" means the Euroclear System (or any successor securities clearing agency).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Date" means the date on which the Initial Debentures are issued in exchange for shares of Preferred Stock.

         "Exchange Global Debenture" means one or more Global Debentures that do not and are not required to bear the Private Placement Legend.

         "Exchange Debentures" has the meaning set forth in the Recitals to this Indenture and more particularly means any of the Debentures authenticated and delivered under this Indenture pursuant to the Exchange Offer.

         "Exchange Offer" means the offer that may be made by the Company pursuant to the Registrations Rights Agreement to exchange Exchange Debentures for Initial Debentures.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Exchangeable Stock" means any Capital Stock that is exchangeable or convertible, at the option of the holder thereof, into another security (other than Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock).

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

         "Global Debenture" means, individually and collectively, the Regulation S Global Debenture, the U.S. Global Debentures and the Exchange Global Debentures.

         "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person guaranteeing any obligation.

         "Hedging Obligations" of any Person means the net obligation (not the notional amount) of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

         "Holder" or "Debentureholder" means the Person in whose name a Debenture is registered on the Registrar's books.

         "Incur" means issue, assume, guarantee, incur or otherwise become liable for, provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

         "Indebtedness" of any Person at any date means, without duplication:

            (1) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof),

            (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

            (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit and performance bonds issued by such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement,

            (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business,

            (5) all Capitalized Lease Obligations of such Person,

            (6) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, to the extent of the fair market value of all the assets of such Person subject to such Lien,

            (7) all Indebtedness of others guaranteed by such Person to the extent of such guarantee,

            (8) Redeemable Stock, and

            (9) all Hedging Obligations of such Person.

         "Indenture" means this Indenture, as amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including for all purposes of this Indenture and any supplemental indenture the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any supplemental indenture.

         "Indirect Participant" means a Person who holds an interest through a Participant.

         "Initial Debentures" has the meaning set forth in the Recitals to this Indenture and more particularly means any of the Debentures authenticated and delivered under this Indenture other than Exchange Debentures.

         "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation.

         "Insolvency or Liquidation Proceedings" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to the creditors of the Company, as such, or other assets of the Company, or (ii) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary, and involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company. The merger or consolidation of the Company or its liquidation or dissolution following a transfer of substantially all of its assets upon the terms and conditions permitted in Section 5.1 shall not be an Insolvency or Liquidation Proceeding.

         "Institutional Accredited Investor" means an entity which is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. The amount of an Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any such portion of such Investment repaid to such Person as a repayment of principal or a return of capital, as the case may be.

         "Investment Grade Rating" means BBB- or above, in the case of S&P (or its equivalent under any successor rating categories of S&P), Baa3 or above, in the case of Moody's (or its equivalent under any successor rating categories of Moody's), and the equivalent in respect of the ratings categories of any Rating Agencies substituted for S&P or Moody's.

         "Legal Holiday" means a Saturday, a Sunday or a day on which federal offices or banking institutions in The City of New York , in the city of the Corporate Trust Office of the Trustee, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For the purposes of this Indenture, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which the Company or such Subsidiary has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.

         "Liquidated Damages" means all "liquidated damages" owing pursuant to the Registration Rights Agreement.

         "Maturity" means the date on which the principal of a Debenture becomes due and payable as provided therein or in this Indenture, whether at the Stated Maturity or the Change of Control Payment Date or by declaration of acceleration, call for redemption or otherwise.

         "Moody's" is defined to mean Moody's Investor Service, Inc. and its successors.

         "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "1999 Senior Note Indenture" means the Indenture, dated as of March 26, 1999, between the Company and U.S. Trust Company of Texas, National Association, as trustee thereunder, relating to the 1999 Senior Notes, as amended and supplemented from time to time.

         "1999 Senior Notes" means the 12 1/4% Senior Notes due 2006 of the Company issued pursuant to the 1999 Senior Note Indenture.

         "Non-Convertible Capital Stock" means, with respect to any Person, any non-convertible Capital Stock of such Person and any Capital Stock of such Person convertible solely into non-convertible common stock of such Person; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

         "Obligations" means, with respect to any Indebtedness, any obligation thereunder, including, without limitation, principal, premium and interest (including post petition interest thereon and, with respect to the Debentures, Liquidated Damages), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities.

         "Officer" means, with respect to any Person, the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, an Assistant Secretary or any Vice President of such Person.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, or a Subsidiary and delivered to the Trustee, which shall comply with this Indenture.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections
11.4 and 11.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary or the Trustee.

         "Pari Passu Indebtedness" means any Indebtedness of the Company, whether outstanding on the date on which the Debentures are originally issued or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to Debentures.

         "Participant" means, with respect to DTC, a Person who has an account with DTC.

         "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "preferred stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "Preferred Stock" means the 13 7/8% Senior Cumulative Redeemable Preferred Stock of the Company, which, upon satisfaction of certain conditions, may be exchanged by the Company in its sole discretion, in whole but not in part, into Debentures.

         "Public Equity Offering" means any underwritten public offering of shares of common stock (however designated and whether voting or non-voting) of the Company and any and all rights, warrants or options to acquire such common stock pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8) filed with the Commission in accordance with the Securities Act.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "Rating Agencies" means (a) S&P and Moody's or (b) if S&P or Moody's or both of them are not making ratings of the Debentures publicly available, a nationally recognized U.S. rating agency or agencies, as the cases may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

         "Record Date" means, for the interest payment on any Interest Payment Date, the date specified in Section 2.12 hereof.

         "Redeemable Stock" means, with respect to the Debentures, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Debentures mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Redeemable Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Redeemable Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Sections 4.7 and 4.8 hereof.

         "Redemption Date" means, when used with respect to any Debenture or part thereof to be redeemed hereunder, the date fixed for redemption of such Debentures pursuant to the terms of the Debentures and this Indenture.

         "Redemption Price" means, when used with respect to any Debenture or part thereof to be redeemed hereunder, the price fixed for redemption of such Debenture pursuant to the terms of the Debentures and this Indenture, plus accrued and unpaid interest, if any, and Liquidated Damages, if any, thereon, to the Redemption Date.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April ____, 1999, by and between the Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S" means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "Regulation S Global Debenture" means a Global Debenture that contains the paragraph referred to in footnote 1, the phrase referred to in footnote 3 and the additional schedule referred to in footnote 4 to the form of the Debenture attached hereto as Exhibit A, and that is deposited with the Debenture Custodian and registered in the name of the Depositary or its nominee, representing the Initial Debentures issued in exchange for Preferred Stock sold in reliance on Regulation S.

         "Reorganization Securities" means securities distributed to the holders of the Debentures in an Insolvency or Liquidation Proceeding pursuant to a plan of reorganization consented to by each class of the Senior Debt, but only if all of the terms and conditions of such securities (including, without limitation, term, tenor, interest, amortization, subordination, standstills, covenants and defaults) are at least as favorable (and provide the same relative benefits) to the holders of Senior Debt and to the holders of any security distributed in such Insolvency or Liquidation Proceeding on account of any such Senior Debt as the terms and conditions of the Debentures and the Indenture are and provide to the holders of the Senior Debt.

         "Representative" means the trustee, agent or representative of any Senior Debt.

         "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee with direct responsibility of the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "S&P" is defined to mean Standard & Poors Ratings Group, a division of McGraw-Hill Companies, Inc. and its successors.

         "SEC" or "Commission" means the Securities and Exchange Commission.

         "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Senior Debt" means the principal of and premium, if any, and interest (including post-petition interest) on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness of the Company owed to lenders under any credit facility, (b) all obligations of the Company with respect to any interest rate agreement or any currency agreement, (c) all obligations of the Company to reimburse any bank or other Person in respect of amounts paid under letters of credit, banker's acceptances or other similar instruments, (d) all other Indebtedness of the

Company which does not provide that it is to rank in right of payment pari passu with or subordinate to the Debentures, and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Debt described above. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) Indebtedness of the Company to any of its Subsidiaries, (ii) Indebtedness represented by the Debentures,
(iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Debt (including, without limitation, Indebtedness represented by Redeemable Stock), (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (v) any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC. For purposes of Section 6.1(g) and
Section 6.1(h) hereof only, the term "Significant Subsidiary" shall also include any group of Restricted Subsidiaries that, taken as a whole as of the latest audited consolidated financial statements for the Company and its Subsidiaries, would constitute a Significant Subsidiary.

         "Special Record Date" means a date fixed by the Trustee pursuant to
Section 2.12 hereof for the payment of Defaulted Interest.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Exchange Date or thereafter Incurred), which is subordinate or junior in right of payment to the Debentures, whether pursuant to a written agreement to that effect or by operation of law.

         "Subsidiary" means, with respect to any Person:

                  (1) any corporation of which more than 50% of the total voting power of all classes of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such Person directly or through one or more other Subsidiaries of such Person, and

                  (2) any entity other than a corporation of which at least a majority of the Capital Stock or other equity interest (however designated) entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers or others that will control the management of such entity is owned by such Person directly or through one or more other Subsidiaries of such Person.

         "Transfer Restricted Debentures" means Debentures that bear or are required to bear the Private Placement Legend.

         "Trust Indenture Act" or "TIA" means the U.S. Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the Trust Indenture Act except as required by
Section 9.3 hereof, provided that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" or "TIA" means, if so required by such amendment, the Trust Indenture Act of 1939, as so amended.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Subsidiary" means:

               (a) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and

               (b) any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as after giving effect to such designation, such designation was permitted by Section 4.8 of this Indenture.

         Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a resolution of the Board of Directors with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Notwithstanding any covenant herein, any Subsidiary that is an "Unrestricted Subsidiary" on the Exchange Date pursuant to the 1999 Senior Note Indenture or the indentures governing the Company's 9 1/8% Senior Notes due 2003, the Company's 9 1/2% Senior Notes due 2008, RBF Finance Co.'s 11% Senior Secured Notes due 2006 or RBF Finance Co.'s 11 3/8% Senior Secured Notes due 2009 shall be an Unrestricted Subsidiary hereunder.

       "U.S. Global Debenture" means a permanent Global Debenture that contains the paragraphs referred to in footnote 1, in the phrase referred to in footnote 4 and the additional schedule referred to in footnote 5 to the form of the Debenture attached hereto as Exhibit A, and that is deposited with the Debenture Custodian and registered in the name of the Depositary or its nominee, representing Debentures sold in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Company's option.

         "U.S. Person" means (i) any individual resident in the United States,
(ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respects to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is an non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned, by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(k)(2)(vi) of Regulation S and any other similar international organizations, and their agencies, affiliates and pension plans.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

SECTION 1.2       Other Definitions.

                                                                 Defined in
                           Term                              Section or Article
                           ----                              ------------------
         "Act"                                                       11.6
         "Additional Debentures"                                     2.12
         "Change of Control"                                       4.7(a)
         "Change of Control Offer"                                 4.7(a)
         "Change of Control Purchase Price"                        4.7(a)
         "Change of Control Offer Period"                          4.7(b)
         "Change of Control Payment Date"                          4.7(b)
         "Covenant Defeasance"                                        9.3
         "DTC"                                                        2.3
         "Defaulted Interest"                                        2.12
         "Defeasance"                                                 9.2
         "Event of Default"                                           6.1
         "Interest Payment Date"                                     2.12

         "Paying Agent"                                               2.3
         "Payment Default"                                         6.1(e)
         "Private Placement Legend"                             2.6(e)(i)
         "Process Agent"                                            11.10
         "Registrar"                                                  2.3
         "Restricted Payment"                                 4.11(a)(iv)
         "Securities Register"                                        2.3
         "Successor"                                            5.1(a)(1)
         "Suspended Covenant"                                           4

SECTION 1.3       Incorporation By Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

                  The following Trust Indenture Act terms used in this Indenture have the following meanings:

                  "indenture securities" means the Debentures;

                  "indenture security holder" means a Holder of a Debenture;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Debentures means the Company or any other obligor on the Debentures.

                  All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them therein.

SECTION 1.4       Rules of Construction.

                  Unless the context otherwise requires:

                  (1) the words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (2) a term has the meaning assigned to it;

                  (3) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (4) "or" is not exclusive;

                  (5) words in the singular include the plural, and in the plural include the singular;

                  (6) provisions apply to successive events and transactions;

                  (7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

                  (8) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (9) when used with respect to the Debentures, the term "principal amount" shall mean the principal amount thereof at Maturity;

                  (10) unless otherwise expressly provided herein, the principal amount of any preferred stock shall be the greater of (i) the maximum liquidation value of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock; and

                  (11) all references to amounts of money or $ mean U.S.
Dollars.

                                   ARTICLE 2
                                 THE DEBENTURES

SECTION 2.1       Form and Dating.

                  (a) General. The Debentures, together with the Trustee's certificate of authentication, shall be substantially in the form set forth in Exhibit A hereto. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be in denominations of $1,000 and integral multiples thereof; provided, that Debentures may be issued in denominations of less than $1,000 (but not less than $1.00) upon the exchange of the Preferred Stock for the Debentures such that each holder of Preferred Stock shall receive Debentures in a principal amount equal to the full liquidation preference of the Preferred Stock on the date of exchange; provided, further, that Additional Notes may be issued in denominations of less than $1,000 (but not less than $1.00). The Initial Debentures and the Exchange Debentures will be the same except that the Private Placement Legend and paragraph 18 will be omitted from the Exchange Debentures.

                  The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (b) Initial Debentures. Initial Debentures shall be issued in the form of one or more permanent Global Debentures in definitive fully registered form without interest coupons. Debentures exchanged for Preferred Stock held by QIBs in reliance on Rule 144A shall be issued initially in the form of the U.S. Global Debentures, which shall be deposited on behalf of the purchasers of the Debentures represented thereby with the Debenture Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided. Debentures exchanged for Preferred Stock held by Persons in reliance on Regulation S shall be issued in the form of the Regulation S Global Debenture, which shall be deposited on behalf of the purchasers of the Debentures represented thereby with the Debenture Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                  Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed on Schedule A thereto and that the aggregate amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of Schedule A of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Debenture Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

                  The provisions of the "Operating Procedures of the Euroclear Clearance System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Global Debenture that are held by Participants through Euroclear or Cedel. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

                  Except as set forth in Section 2.6 hereof, the Global Debentures may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

                  (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Debentures deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver the Global Debentures that
(i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Debenture Custodian.

                  Participants shall have no rights either under this Indenture with respect to any Global Debenture held on their behalf by the Depositary or by the Debenture Custodian as custodian for the Depositary or under such Global Debenture, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Debenture.

                  (d) Certificated Debentures. Debentures issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1, 3 and 4 thereto) and shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced by any other method permitted by the rules of any securities exchange on which the Debentures may be listed, as evidenced by the execution of such Debentures.

                  (e) Applicable to Forms of Debentures. The Debentures may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of the Company executing such Debentures, as conclusively evidenced by their execution of such Debentures. All Debentures will be otherwise substantially identical except as provided herein.

                  Subject to the provisions of this Article 2, a Holder of a Global Debenture may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Debentures.

SECTION 2.2       Execution and Authentication.

                  Two Officers shall sign the Debentures for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture shall nevertheless be valid.

                  A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Debentures shall be substantially as set forth in Exhibit A hereto.

                  The Trustee shall authenticate (i) Initial Debentures for original issue in an aggregate principal amount not to exceed $__________, (ii) Exchange Debentures for issue only in the Exchange Offer pursuant to the Exchange Offer Registration Statement for a like principal amount of Debentures exchanged in such Exchange Offer, and (iii) Additional Debentures in accordance with the terms of the Debentures, in each case upon the receipt of a Company Order directing the Trustee to authenticate such Debentures and certifying that all conditions precedent to the issuance of the relevant Debentures contained herein have been complied with. The aggregate principal amount of Debentures outstanding at any time may not exceed the amounts described in the preceding sentence, except as provided in Section 2.7 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.3       Registrar and Paying Agent.

                  The Company shall maintain (i) an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar"), (ii) an office or agency where Debentures may be presented for payment ("Paying Agent"), and (iii) and an office or agency where notices or demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Registrar shall keep a register of the Debentures and of their transfer and exchange (the "Securities Register"). The Company may appoint one or more co-registrars and one or more additional paying agents except as otherwise provided in this Indenture. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Debentures.

                  The Company initially appoints the Trustee (at the Corporate Trust Office of the Trustee) to act as the Registrar and Paying Agent and to act as Debenture Custodian with respect to the Global Debentures.

SECTION 2.4       Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on, interest on, and Liquidated Damages, if any, on, the Debentures, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Debentures.

SECTION 2.5       Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.6       Transfer and Exchange.

                  (a) Transfer and Exchange of Global Debentures. The transfer and exchange of beneficial interests in Global Debentures shall be effected through the Depositary, in accordance with this Indenture and the Applicable Procedures, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Debenture in accordance with the transfer restrictions set forth in the legend in subsection (e) of this
Section 2.6. Transfers of beneficial interests in the Global Debentures to Persons required to take delivery thereof in the form of an interest in another Global Debenture shall be permitted as follows:

                  (i) U.S. Global Debenture to Regulation S Global Debenture. If an owner of a beneficial interest in a U.S. Global Debenture deposited with the Depositary (or the Debenture Custodian) wishes to transfer its beneficial interest in such U.S. Global Debenture to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Debenture, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Debenture as provided in this Section 2.6(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Debenture in an amount equal to the beneficial interest in the U.S. Global Debenture to be exchanged,
                        (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Debentures and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at Maturity of the applicable U.S. Global Debenture and to increase or cause to be increased the aggregate principal amount at Maturity of the applicable Regulation S Global Debenture by the principal amount at Maturity of the beneficial interest in the U.S. Global Debenture to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Debenture equal to the reduction in the aggregate principal amount at Maturity of the U.S. Global Debenture, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the U.S. Global Debenture that is being exchanged or transferred.

                  (ii) Regulation S Global Debenture to U.S. Global Debenture. If an owner of a beneficial interest in a Regulation S Global Debenture deposited with the Depositary or with the Debenture Custodian wishes to transfer its beneficial interest in such Regulation S Global Debenture to a Person who is required or permitted to take delivery thereof in the form of an interest in a U.S. Global Debenture, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a U.S. Global Debenture as provided in this Section 2.6(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the U.S. Global Debenture equal to the beneficial interest in the Regulation S Global Debenture to be exchanged, such instructions to contain information regarding the Participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Debenture reasonably believes that the Person acquiring such interest in a U.S. Global Debenture is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act, (C) if the transfer is to an Institutional Accredited Investor that such transfer is in compliance with the Securities Act and that a certificate in the form of Exhibit C attached hereto is attached thereto, together with, if the Company should so request or if the transfer is in respect of an aggregate principal amount of Debentures less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company that such transfer is in compliance with the Securities Act or (D) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Debentures and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at Maturity of such Regulation S Global Debenture and to increase or cause to be increased the aggregate principal amount at Maturity of the applicable U.S. Global Debenture by the principal amount at Maturity of the beneficial interest in the Regulation S Global Debenture to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such redemption, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable U.S. Global Debenture equal to the reduction in the aggregate principal amount at Maturity of such Regulation S Global Debenture and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Debenture that is being exchanged or transferred.

                  (iii) U.S. Global Debentures to Institutional Accredited
                        Investor. If, at any time, an owner of a beneficial interest in a U.S. Global Debenture deposited with the Depositary (or the Debenture Custodian) wishes to transfer its beneficial interest in such U.S. Global Debenture to a Person who is an Institutional Accredited Investor, such owner shall, subject to the Applicable Procedures and the other provisions of this Section 2.6, exchange or cause the exchange of such interest for an equivalent beneficial interest in a U.S. Global Debenture as provided in this Section 2.6(a)(iii). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the U.S. Global Debenture in an amount equal to the beneficial interest in the U.S. Global Debenture to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary to be credited with such increase, and (3) a certificate in the form of Exhibit C hereto given by the proposed transferee, and, if the Company should so request, an Opinion of Counsel provided by the transferor or the transferee (a copy of which the Transferor attaches to such certificate), in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act, then the Trustee, as Registrar, shall instruct the Depositary to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the U.S. Global Debenture equal to the aggregate principal amount being transferred, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the U.S. Global Debenture that is being exchanged or transferred.

                  (b) Transfer and Exchange of Certificated Debentures. When Certificated Debentures are presented by a Holder to the Registrar with a request to register the transfer of the Certificated Debentures or to exchange such Certificated Debentures for an equal principal amount of Certificated Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Certificated Debentures are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or are accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and contains a signature guarantee, duly authorized in writing and the Registrar received the following documentation (all of which may be submitted by facsimile):

                      in the case of Certificated Debentures that are Transfer Restricted Debentures, such request shall be accompanied by the following additional information and documents, as applicable:

                      (A) if such Transfer Restricted Debenture is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Debenture is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                      (B) if such Transfer Restricted Debenture is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                      (C) if such Transfer Restricted Debenture is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee in form reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (c) Transfer of a Beneficial Interests in Global Debentures for Certificated Debentures.

                  (i) The Global Debentures that are Transfer Restricted
                      Debentures or the Exchange Global Debentures, as the case may be, shall be exchanged by the Company for one or more Certificated Debentures representing Initial Debentures or Exchange Debentures, as the case may be, if (x) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a "Clearing Agency" registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a "Clearing Agency" under

                      Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days or (y) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days or (iii) the Company, at its option, delivers a notice in the form of an Officers' Certificate that it elects to cause the issuance of Certificated Debentures. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of a Global Debenture that is a Transfer Restricted Debenture or an Exchange Global Debenture, as the case may be, for one or more Certificated Debentures representing Initial Debentures or Exchange Debentures, as the case may be; provided that the principal amount of each of such Certificated Debentures, and such Global Debenture, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever a Global Debenture is exchanged as a whole for one or more Certificated Debentures, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Debenture is exchanged in part for one or more Certificated Debentures, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations to Schedule A thereof pursuant to Section 2.1 hereof. All Certificated Debentures or Exchange Debentures, as the case may be, issued in exchange for a Global Debenture or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee. Any Certificated Debentures issued pursuant to this Section 2.6(c)(i) shall include the Private Placement Legend, except as otherwise provided for by Section 2.6 hereof. Interests in a Global Debenture may not be exchanged for Certificated Debentures other than as provided in this Section 2.6. If a beneficial interest in a Transfer Restricted Debenture is being transferred, the following additional documents and information must be submitted (including by facsimile):

                      (A) if such beneficial interest is being transferred to
                          the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-4 hereto);

                      (B) if such beneficial interest is being transferred to a
                          QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto);

                      (C) if such beneficial interest is being transferred in
                          reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Debenture Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Debenture Custodian, cause the aggregate principal amount of U.S. Global Debentures or Regulation S Global Debentures as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Certificated Debenture in the appropriate principal amount.

                  (ii) Certificated Debentures issued in exchange for a
                       beneficial interest in a U.S. Global Debenture or Regulation S Global Debenture, as applicable, pursuant to this Section 2.6(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Debentures to the Persons in whose names such Debentures are so registered. Following any such issuance of Certificated Debentures, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Debenture to reflect the transfer.

                  (d) Restrictions on Transfer and Exchange of Global Debentures. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (e) of this Section 2.6), a Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Any Holder of a beneficial interest in a Global Debenture shall, by acceptance of such Global Debenture, agree that transfers of beneficial interests in such Global Debenture may be effected only through a book entry system maintained by the Holder of such Global Debenture (or its agent), and that ownership of a beneficial interest in the Debentures represented hereby shall be required to be reflected in book entry form. Interests of beneficial owners in a Global Debenture may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

                  (e) Legends.

                  (i) Except as permitted by the following paragraphs (ii),
                      (iii) and (iv), each Debenture certificate evidencing Global Debentures and Certificated Debentures (and all Debentures issued in exchange therefor or substitution thereof) shall bear a legend (the "Private Placement Legend") in substantially the following form:

                      THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
                      HOLDER:

                      (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER REGULATION D UNDER THE SECURITIES ACT (AN "IAI")),

                      (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR
                      (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

                      (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                       AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

                 (ii) Upon any sale or transfer of a Transfer Restricted Debenture (including any Transfer Restricted Debenture represented by a Global Debenture) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                       (A) in the case of any Transfer Restricted Debenture that
                           is a Certificated Debenture, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Debenture for a Certificated Debenture that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Debenture upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-4 hereto; and

                       (B) in the case of any Transfer Restricted Debenture
                           represented by a Global Debenture, such Transfer Restricted Debenture shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(a) and
                           (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Debenture that is represented by a Global Debenture for a Certificated Debenture that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

                 (iii) Upon any sale or transfer of a Transfer Restricted
                       Debenture (including any Transfer Restricted Debenture represented by a Global Debenture) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                       (A) in the case of any Transfer Restricted Debenture that
                           is a Certificated Debenture, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Debenture for a

                           Certificated Debenture that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Debenture; and

                       (B) in the case of any Transfer Restricted Debenture
                           represented by a Global Debenture, such Transfer Restricted Debenture shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(a) and
                           (b) hereof.

                 (iv) By its acceptance of any Initial Debenture represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Initial Debenture acknowledges the restrictions on transfer of such Initial Debenture set forth in the Private Placement Legend and under the heading "Notice to Investors" in the Offering Memorandum and agrees that it will transfer such Initial Debenture only in accordance with the Private Placement Legend and the restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum.

                 (v) Notwithstanding the foregoing, upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate (i) one or more unrestricted Global Debentures in aggregate principal amount equal to the principal amount of the restricted beneficial interests validly tendered and not properly withdrawn by Persons that certify in the letter of transmittal delivered in the Exchange Offer that they are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Debentures or (z) Persons who are affiliates (as defined in Rule 144 under the Securities Act) of the Company and accepted for exchange in the Exchange Offer and (ii) Certificated Debentures that do not bear the Private Placement Legend in an aggregate principal amount equal to the principal amount of the Certificated Debentures that are Transfer Restricted Debentures accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Debentures, the Trustee shall cause the aggregate principal amount of the applicable Global Debentures to be reduced accordingly and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Debentures so accepted Certificated Debentures in the appropriate principal amount.

                  (f) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in Global Debentures have been exchanged for Certificated Debentures, redeemed, repurchased or cancelled, all Global Debentures shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for Certificated Debentures, redeemed, repurchased or cancelled, the principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture, by the Trustee or the Debenture Custodian, at the direction of the Trustee, to reflect such reduction.

                  (g)   General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Debentures and Certificated Debentures at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.8, 4.15 and 10.6 hereto).

                  (iii) All Global Debentures and Certificated Debentures
                        issued upon any registration of transfer or exchange of Global Debentures or Certificated Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Debentures or Certificated Debentures surrendered upon such registration of transfer or exchange.

                  (iv) The Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Debentures during a period beginning at the opening of fifteen (15) Business Days before the day of any selection of Debentures for redemption under Section 3.2 hereof and ending at the close of business on the day of selection,
                        (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part, or (C) to register the transfer of or to exchange a Debenture between a Record Date and the next succeeding Interest Payment Date.

                  (v) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  (vi) The Trustee shall authenticate Global Debentures and Certificated Debentures in accordance with the provisions of Section 2.2 hereof.

Notwithstanding anything herein to the contrary, as to any certifications or certificates delivered to the Trustee or Registrar pursuant to this Section 2.6, the Trustee's or the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits B-1 through B-4 and C attached hereto. The Trustee or Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

SECTION 2.7       Replacement of Debentures.

                  If any mutilated Debenture is surrendered to the Trustee or the Company, and the Trustee and the Company receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, the Company shall issue, and the Trustee, upon the receipt of a Company Order, shall authenticate, a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge for its expenses in replacing a Debenture.

                  Every replacement Debenture is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder. The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Debentures.

SECTION 2.8       Outstanding Debentures.

                  The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

                  If a Debenture is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

                  If the principal amount of any Debenture is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest (including Liquidated Damages, if any) on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or Maturity, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest (including Liquidated Damages, if any).

SECTION 2.9       Treasury Debentures.

                  In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures that a Responsible Officer knows are so owned shall be so disregarded.

SECTION 2.10      Temporary Debentures.

                  Until definitive Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures upon a Company Order. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Company considers appropriate for temporary Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures.

                  Holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.

SECTION 2.11      Cancellation.

                  The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall upon the written request of the Company, return such cancelled Debentures to the Company. The Company may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12      Payment of Interest; Interest Rights Preserved.

                  Interest (including Liquidated Damages, if any) on any Debenture which is payable, and is punctually paid or duly provided for, on any February 1, May 1, August 1 or November 1 (an "Interest Payment Date"), commencing on August 1, 1999, shall be paid to the Person in whose name such Debenture is registered at the close of business on the Record Date for such interest payment, which shall be the January 15, April 15, July 15 or October 15 (whether or not a Business Day) immediately preceding such Interest Payment Date. Notwithstanding anything herein to the contrary, on each Interest Payment Date through and including May 1, 2004, the entire amount of the interest payment on the Debentures may be paid, at the option of the Company, in additional Debentures ("Additional Debentures") (valued at 100% of the principal amount thereof). The Company may, at its option, pay cash in lieu of issuing any Additional Debenture to the extent the principal amount of such Additional Debenture is not an integral multiple of $1,000. The Company shall notify the Trustee of the Company's election to pay interest in Additional Debentures not less than 5 days prior to the Record Date for an Interest Payment Date. On each such Interest Payment Date, the Trustee shall authenticate Additional Debentures for original issuance to each holder of

Debentures on the preceding Record Date, as shown on the register of the Debentures, in the amount required to pay such interest. For purposes of determining the principal amount of Additional Debentures to be issued in payment of interest, the Company shall be entitled to aggregate as to each Holder the principal amount of all Debentures (including Additional Debentures) held of record by such Holder.

                  Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Interest and any interest payable on such Defaulted Interest may be paid by the Company, at its election, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Debentures are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Debentures and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (including Liquidated Damages, if any) or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Securities Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Debentures are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Interest (including Liquidated Damages, if any), and any interest payable on such Defaulted Interest, on the Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.12, each Debenture delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, or in substitution for, any other Debenture, shall carry the rights to interest (and Liquidated Damages, if any) accrued and unpaid, and to accrue, which were carried by such other Debenture.

SECTION 2.13      Computation of Interest.

                  Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.14      CUSIP Number.

                  The Company in issuing the Debentures may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Debentures and that reliance may be placed only on the other identification numbers printed on the Debentures. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.1       Notices to Trustee.

                  If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.7 hereof and of the Debentures, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Debentures to be redeemed and (iv) the Redemption Price.

SECTION 3.2       Selection of Debentures to be Redeemed.

                  In the case of any partial redemption provided for in Section
3.7 hereof, selection of the Debentures for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed or, if the Debentures are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Debentures of $1,000 or less shall be redeemed in part. If any Debenture is to be redeemed in part only, the notice of redemption relating to such Debenture shall state the portion of the principal amount thereof to be redeemed. A new Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Debenture.

                  The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the portion of the principal amount thereof to be redeemed. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

SECTION 3.3       Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address as it appears in the Securities Register.

                  The notice shall identify the Debentures to be redeemed including CUSIP number and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price and the method of calculating such Redemption Price pursuant to this Indenture;

                  (c) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the Redemption Date upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Debenture;

                  (d) the name and address of the Paying Agent;

                  (e) that Debentures called for redemption (other than a Global Debenture) must be surrendered to the Paying Agent to collect the Redemption Price;

                  (f) that, unless the Company defaults in making such Redemption Payment, interest (and Liquidated Damages, if any) on Debentures (or portions thereof) called for redemption shall cease to accrue on and after the Redemption Date;

                  (g) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (unless a shorter time is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4       Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section
3.3 hereof, Debentures called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price including interest and Liquidated Damages, if any, accrued and unpaid on the Redemption Date. Upon surrender to the Paying Agent, such Debentures shall be paid at the Redemption Price stated in such notice. Failure to give notice or any defect in the notice to any

Holder shall not affect the validity of the notice to any other Holder. A notice of redemption may not be conditional.

SECTION 3.5       Deposit of Redemption Price.

                  On or prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on (and Liquidated Damages, if any, on) all Debentures to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest (including Liquidated Damages, if any) on, all Debentures to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest (and Liquidated Damages, if any) shall cease to accrue on the Debentures or the portions of Debentures called for redemption. If a Debenture is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Debenture was registered at the close of business on such Record Date. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest (and Liquidated Damages, if any) shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section 4.1 hereof.

SECTION 3.6       Debentures Redeemed in Part.

                  Upon surrender of a Debenture that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered. The records of the Registrar and the Depositary shall reflect any partial redemption of any Global Debenture.

SECTION 3.7       Optional Redemption.

                  (a) Except as set forth in subsection (b) of this Section 3.7, the Debentures will not be redeemable at the Company's option prior to May 1, 2004. On or after such date, the Debentures will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

                         Year                                 Percentage
                         ----                                 ----------
                         2004....................................106.938%
                         2005....................................104.625%
                         2006....................................102.313%
                         2007 and thereafter.....................100.000%

                  (b) Notwithstanding the provisions of subsection (a) to this
Section 3.7, at any time on or prior to May 1, 2002, the Company may, at its option, redeem, in whole or in part, up to an aggregate principal amount of the Debentures equal to $105,000,000, less the aggregate liquidation preference of all shares of Preferred Stock previously redeemed out of the proceeds of one or more Public Equity Offerings, at a Redemption Price of 113.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Redemption Date with the net cash proceeds of one or more Public Equity Offerings; provided that any such redemption shall occur within 45 days of the date of the closing of such Public Equity Offerings.

                  (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

                                    ARTICLE 4
                                    COVENANTS

                  In the event that at any time (a) the ratings assigned to the 1999 Senior Notes by both of the Rating Agencies are Investment Grade Ratings and (b) no Default has occurred and is continuing under the 1999 Senior Note Indenture, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of this Indenture found in Section 4.8 (the "Suspended Covenant"). In the event that the Company is not subject to the Suspended Covenant for any period of time as a result of the preceding sentence and, subsequently, one or both Rating Agencies withdraws its respective rating or downgrades its respective rating assigned to the 1999 Senior Notes below the required Investment Grade Rating, then the Company and its Restricted Subsidiaries will again be subject to the Suspended Covenant and compliance with the Suspended Covenant with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of Section 4.8 as if such covenant had been in effect during the entire period of time from the date of this Indenture.

SECTION 4.1       Payment of Debentures.

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest (and Liquidated Damages, if any) on, the Debentures on the dates and in the manner provided in the Debentures and in this Indenture. Principal, premium, if any, and interest (and Liquidated Damages, if any) shall be considered paid on the date due if the Trustee or the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., New York Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest (and Liquidated Damages, if any) then due, or if interest is to be paid in Additional Debentures, if the Trustee or Paying Agent holds on that date duly authenticated Additional Debentures in an aggregate principal amount equal to the applicable installment of interest. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Company will promptly notify the Trustee of a Registration Default (as defined in the Registration Rights Agreement) under the Registration Rights Agreement and any cure thereof. All payments under this Indenture shall be paid to the Trustee or the Paying Agent in New York, New York, unless the Company is otherwise instructed by the Trustee or Paying Agent.

                  The Company shall pay interest (including post-petition interest in any proceeding under any applicable Federal, state or foreign bankruptcy law) on Defaulted Interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2       Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3 hereof.

SECTION 4.3       Corporate Existence.

                  Subject to the provisions of Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of each of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Restricted Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders of the Debentures.

SECTION 4.4       Compliance With Laws.

                  The Company shall comply, and shall cause each of the Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole.

SECTION 4.5       Taxes and Other Claims.

                  The Company shall pay, and shall cause each of the Restricted Subsidiaries to pay, prior to delinquency, (a) all material taxes, assessments, and governmental charges levied or imposed upon the Company or any of the Restricted Subsidiaries or upon the income, profits or property or assets of the Company or any of the Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property or assets of the Company or any of the Restricted Subsidiaries, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Debentures and for which adequate reserves in accordance with GAAP or other appropriate provisions have been made.

SECTION 4.6       Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7       Change of Control.

                  (a) Upon the occurrence of any of the following events (each a "Change of Control"), the Company shall make an offer to repurchase all outstanding Debentures in whole or in part (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest (including Liquidated Damages, if any) due on the relevant Interest Payment Date).

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; and

                  (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company or the Company and its Restricted Subsidiaries taken as a whole to another Person and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

         Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if (a) the ratings assigned to the 1999 Senior Notes by the Rating Agencies prior to the announcement are not downgraded or placed on a negative credit watch by either such Rating Agency as a result thereof and (b) no Default has occurred and is continuing under the 1999 Senior Note Indenture.

                  (b) The Change of Control Offer will remain open for a period of at least 30 days following its commencement but no longer than 60 days, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). On the first Business Day after the termination of the Change of Control Offer Period (the "Change of Control Payment Date"), the Issuer will purchase all Debentures validly tendered and not properly withdrawn pursuant to the Change of Control Offer. Payment for any Debentures so purchased will be made in the same manner as interest payments are made on the Debentures. If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages (to the extent involving interest that is due and payable on such Interest Payment Date), if any, shall be paid to the Person in whose name a Debenture is registered at the close of business on such Record Date, and no additional interest (or Liquidated Damages, if any) (to the extent involving interest that is due and payable on such Interest Payment Date) shall be payable to Holders who validly tender Debentures pursuant to the Change of Control Offer.

                  (c) Within 30 days following any Change of Control, the Company or the Trustee (at the expense of the Issuer) shall mail by first class mail, a notice to each Holder, with a copy of such notice to the Trustee. The notice, which shall govern the terms of the Change of Control Offer, shall state, among other things:

                  (i) that a Change of Control has occurred and a Change of Control Offer is being made as provided for herein that each Holder has the right to require the Issuer to purchase such Holder's Debentures at the Change of Control Purchase Price, and that, although Holders are not required to tender their Debentures, all Debentures that are validly tendered shall be accepted for payment;

                  (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                  (iii) the Change of Control Purchase Price and the Change of Control Payment Date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed;

                  (iv) that any Debenture accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Payment Date) shall cease to accrue interest and Liquidated Damages, if applicable, after the Change of Control Payment Date;

                  (v) that any Debentures (or portions thereof) not validly tendered shall continue to accrue interest and Liquidated Damages, if applicable;

                  (vi) that any Holder electing to have a Debenture purchased pursuant to any Change of Control Offer shall be required to surrender the Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debenture completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least one (1) Business Day before the Change of Control Purchase Date;

                  (vii) that Holders shall be entitled to withdraw their election if the Issuer, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Debenture purchased; and

                  (viii) the instructions and any other information necessary to enable Holders to tender their Debentures (or portions thereof) and have such Debentures (or portions thereof) purchased pursuant to the Change of Control Offer.

                  (d) On or before the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Debentures or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer, (2) deposit by 11:00 a.m., New York City time, on such date with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Debentures or portions thereof so validly tendered and not properly withdrawn and (3) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions thereof being purchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Change of Control Payment Date) mail to each Holder of Debentures so validly tendered and not properly withdrawn the Change of Control Purchase Price for such Debentures.

                  (e) Upon surrender and cancellation of a Certificated Debenture that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to the surrendering Holder of such Certificated Debenture, a new Certificated Debenture equal in principal amount to the unpurchased portion of such surrendered Certificated Debenture; provided that each such new Certificated Debenture shall be in a principal amount of $1,000 or an integral multiple thereof.

                  (f) Upon surrender of a Global Debenture that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward such Global Debenture to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Debenture to an amount equal to the unpurchased portion of such Global Debenture, as provided in Section 2.6 hereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.7, the Trustee shall act as the Paying Agent.

                  (g) The Company shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.7, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

                  (h) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Debentures validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.8       Limitation on Restricted Payments.

                  (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

                  (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of its Capital Stock, except:

                  (1) dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock;

                  (2) dividends or distributions payable to the Company or a Restricted Subsidiary; and

                  (3) pro rata dividends or distributions on the Capital Stock of a Restricted Subsidiary held by minority stockholders (including, without limitation, minority stockholders of Arcade Drilling AS, a Norwegian corporation);

                  (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or of any direct or indirect parent of the Company, or any Restricted Subsidiary (except Capital Stock held by the Company or a Restricted Subsidiary and except for Preferred Stock); or

                  (iii) purchase, repurchase, redeem, defease or otherwise
                        acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligation (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition or retirement being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom); or

                  (2) the aggregate amount of such Restricted Payment and all other Restricted Payments since April 22, 1999 would exceed the sum of:

         (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 1999 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

         (B) 100% of the aggregate net proceeds (including the fair market value of non-cash proceeds, which shall be determined in good faith by the Board of Directors of the Company) received by the Company from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) on or after April 22, 1999 (other than an issuance or sale to a Restricted Subsidiary or an employee stock ownership plan or similar trust);

         (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Incurrence of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange);

         (D) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary after April 22, 1999 from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of Investment), not to exceed in the case of any Restricted Subsidiary the total amount of Investments in such Restricted Subsidiary made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after the Exchange Date; and

         (E) $20,000,000.

             (b)   The provisions of Section (a) shall not prohibit:

             (i) Any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other Capital Stock issued or sold to a Restricted Subsidiary or an employee stock ownership plan); provided, however, that (i) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Net Cash Proceeds from such sale shall be excluded from clauses (2)(B) and (2)(C) of Section (a);

             (ii) Any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

             (iii) Dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments (unless already included in determining the amount of Restricted Payments previously made upon the declaration of such dividend); and

             (iv) If the Company issues preferred stock which is Non-Convertible Capital Stock and receives at least $100,000,000 of net proceeds therefrom, Dividends on such Preferred Stock in an aggregate amount not to exceed $30,000,000, provided that such Dividends constitute Restricted Payments for purposes of calculating the amount of Restricted Payments made pursuant to clause (a)(2) of this
                   Section 4.8.

             (c) The provisions of this Section 4.8 may be suspended under certain circumstances as described in the introductory paragraph of this Article 4.

SECTION 4.9       Reports to Holders.

         Whether or not required by the rules and regulations of the Commission, so long as any Debentures are outstanding, the Company shall furnish to the Holders of the Debentures within 15 days after it is or would have been required to file them with the Commission, (i) all annual and quarterly financial information that would be required to be contained in a filing with the Commission on Forms 10-K and 10Q (without exhibits) if the Company were required to file such forms, including a section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K (without exhibits) if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing). In addition, the Company shall furnish to the Holders of the Debentures and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act and the exhibits omitted from the information furnished pursuant to the preceding sentence, for so long as the Debentures are not freely transferable under the Securities Act.

SECTION 4.10      Compliance Certificate; Notice of Default or Event of Default.

             (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate (which shall be signed by Officers satisfying the requirements of Section 314 of the Trust Indenture Act) stating that a review of the activities of the Company and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest, if any, or Liquidated Damages, if any, on the Debentures is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

             (b) The year-end financial statements delivered pursuant to Section
4.9 hereof shall be accompanied by a written statement of the independent public accountants of the Company, (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof (except that, such written statement need not address the Company's compliance with the provisions of Sections 4.2, 4.4, 4.5, 4.6, 4.9, 4.10 or 4.11 hereof) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

             (c) The Company shall, so long as any of the Debentures are outstanding, deliver to the Trustee, forthwith upon, but in any event within five Business Days after the occurrence thereof, an Officers' Certificate specifying such Default or Event of Default, its status and what action the Company is taking or proposes to take in respect thereof.

             (d) For purposes of this Section 4.13, compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 4.11      Prohibition on Company Becoming an Investment Company.

             The Company shall not become an "Investment Company" as defined in the Investment Company Act of 1940, as amended.

                                   ARTICLE 5
              CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

SECTION 5.1       Limitation on Mergers and Consolidations.

         (a) The Company shall not consolidate with or merge into any Person, continue in another jurisdiction, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

             (1) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance, transfer or other disposition shall be made (the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the applicable Obligations of the Company under this Indenture; and

             (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

         (b) In connection with any consolidation, merger, continuance, transfer of assets or other transactions contemplated by this Section 5.1, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, continuance, sale, assignment, conveyance or transfer and the supplemental indenture in respect thereto comply with the provisions of this Indenture and that all conditions precedent in this Indenture relating to such transactions have been complied with.

         (c) Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, this Section 5.1, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Debentures with the same effect as if such Successor had been named as the Company in this Indenture; and when a Successor duly assumes all of the Obligations and covenants of the Company pursuant to this Indenture and the Debentures, except in the case of a lease, the predecessor Person shall be relieved of all such Obligations.

SECTION 5.2       Successor Corporation Substituted.

                  Upon any consolidation or merger by the Company with or into any other corporation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "the Company" shall refer instead to the Successor and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such Successor had been named as the Company herein; provided, however, that the predecessor of the Company shall not be relieved from the obligation to pay the principal, premium, if any, and interest and Liquidated Damages, if any, on the Debentures except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.1 hereof.

                  If the Successor shall have succeeded to and been substituted for the Company, such Successor may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures which previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Debentures which such Successor thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Debentures so issued and so endorsed shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued and endorsed in accordance with the terms of this Indenture as though all such Debentures had been issued and endorsed at the date of the execution hereof.

                  In case of any such consolidation, merger, continuance, sale, transfer, conveyance or other disposal, such changes in phraseology and form (but not in substance) may be made in Debentures thereafter to be issued as may be appropriate.

                  For all purposes of this Indenture and the Debentures, Subsidiaries of any Successor will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.1       Events of Default.

                  Each of the following is an "Event of Default" hereunder:

                  (a) default in the payment of interest (including Liquidated Damages, if any) on the Debentures when due, continued for 30 days;

                  (b) (i) default in the payment of principal of any Debenture when due at its Stated Maturity, upon redemption, required repurchase, declaration of acceleration or otherwise; or

                      (ii) the failure to redeem or purchase Debentures when required pursuant to this Indenture;

                  (c) the failure by the Company to comply with its obligations under Section 4.7;

                  (d) the failure by the Company to comply with its other agreements contained in the Debentures or this Indenture, and such failure or event of default continues for 60 days after notice (except in the case of a default with respect to Section 5.1, which shall constitute an Event of Default with such notice requirement but without such passage of time requirement) (whether or not prohibited by the provisions of Article 12);

                  (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default unless being contested in good faith by appropriate proceedings (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20,000,000 or more; provided, however, that a default under this clause (e) will not constitute an Event of Default until the Trustee provides a written notice to the Company, or the Holders of 25% in aggregate principal amount of the outstanding Debentures provide a written notice to the Company and the Trustee, of the default and the Company does not cure such default within the time specified after receipt of such notice;

                  (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20,000,000, which judgments are not paid, discharged or stayed for a period of 30 days;

                  (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property or assets of the Company or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (h) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary; or (iii) the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of the property or assets of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors; or (v) the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

SECTION 6.2       Acceleration.

                  If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.1) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the outstanding aggregate principal amount at Stated Maturity of the Debentures, may declare the principal amount at Stated Maturity of, premium, if any, and any accrued and unpaid interest (and Liquidated Damages, if any) on all such Debentures then outstanding to be immediately due and payable by a notice in writing to the Company (and to the Trustee if given by Holders of such Debentures), and upon any such declaration all amounts payable in respect of the Debentures will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) of Section 6.1 occurs, the principal amount at Stated Maturity of, premium, if any, and any accrued and unpaid interest (including Liquidated Damages, if any) on, the Debentures then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of such Debentures. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.1 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) of Section 6.1 shall be remedied or cured or waived by the holders of the relevant Indebtedness within 30 days after such event of default; provided that no judgment or decree for the payment of the money due on the Debentures has been obtained by the Trustee as provided in this Indenture.

                  After any such acceleration, but before a judgment or decree based on acceleration, Holders of a majority in principal amount at Stated Maturity of the outstanding Debentures by notice to the Company and the Trustee may rescind an acceleration and its consequences if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                  (i) all money paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7;

                  (ii) all overdue installments of interest and Liquidated Damages, if any, on, and any other amounts due in respect of, all Debentures;

                  (iii) the principal of (and premium, if any, on) any
                        Debentures that have become due otherwise than by such acceleration and interest thereon at the rate or rates prescribed therefor in the Debentures and this Indenture; and

                  (iv) to the extent that payment of such interest is lawful, interest upon Defaulted Interest at the rate or rates prescribed therefor in the Debentures and this Indenture;

                  (b) all Events of Default, other than the nonpayment of principal of Debentures which have become due solely by such acceleration, have been cured or waived as provided in Section 6.4;

                  (c) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

                  (d) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (b) and (c) of this sentence.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3       Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on, any interest on, Liquidated Damages, if any, on, and any other amounts owing and unpaid on, the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4       Waiver of Past Defaults.

                  Subject to Section 6.7 hereof, Holders of not less than a majority in aggregate principal amount of the then outstanding Debentures by notice to the Trustee may on behalf of the Holders of all of the Debentures waive an existing Default or Event of Default and its consequences hereunder, except (i) an existing Default or Event of Default in the payment of the principal of, premium, if any, on, or interest and Liquidated Damages, if any, on, the Debentures (including in connection with an offer to purchase) or (ii) an existing Default or Event of Default in respect of a provision that under
Section 10.2 cannot be amended without the consent of each Holder affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5       Control By Majority.

                  The Holders of a majority in aggregate principal amount of the Debentures then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section
7.1 hereof, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Debentures or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.6       Limitation on Suits.

                  No Holder of any Debenture shall have the right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Debentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

                  (a) the Holder of a Debenture has given to the Trustee written notice of a continuing Event of Default;

                  (b) a Holder or Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Debenture or Holders of Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the Debentures then outstanding do not give the Trustee a direction inconsistent with the request.

A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

SECTION 6.7 Rights of Holders of Debentures to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, on, interest and Liquidated Damages, if any, on, the Debentures held by such Holder, on or after the respective due dates expressed in the Debenture or this Indenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8       Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, on, interest and Liquidated Damages, if any, remaining unpaid on, the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

SECTION 6.9       Trustee May File Proofs of Claim.

                  The Trustee shall be entitled and empowered, without regard to whether the Trustee or any Holder shall have made any demand or performed any other act pursuant to the provisions of this Article and without regard to whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise, by intervention in any proceedings relative to the Company or any obligor upon the Debentures, or to the creditors or property or assets of the Company or any other obligor or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be entitled and empowered in such instances:

                  (a) to file and prove a claim or claims for the whole amount of principal (and premium, if any), interest, Liquidated Damages, if any, and any other amounts owing and unpaid in respect of the Debentures, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including all amounts owing to the Trustee and each predecessor Trustee pursuant to Section 7.7 hereof) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the Debentures, or to the creditors or property of the Company or any such other obligor,

                  (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Debentures in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

                  (c) to collect and receive any moneys or other property or assets payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover all amounts owing to the Trustee and each predecessor Trustee pursuant to Section 7.7 hereof.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

                  In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Debentures, and it shall not be necessary to make any Holders of the Debentures parties to any such proceedings.

SECTION 6.10      Priorities.

                  If the Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Debentures for amounts due and unpaid on the Debentures for principal, premium, if any, interest, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal (premium, if any), interest, and Liquidated Damages, if any, respectively; and

                  Third: to the Company or to such other party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Debentures pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid. The Trustee may mail such notice in the name and at the expense of the Company.

SECTION 6.11      Undertaking For Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Debenture pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Debentures.

SECTION 6.12      Restoration of Rights and Remedies.

                  If the Trustee or any Holder of Debentures has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.13      Rights and Remedies Cumulative.

                  Except as otherwise provided in Section 2.7 hereof, no right or remedy conferred herein, upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14      Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this
Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.1       Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)  Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)  this paragraph does not limit the effect of paragraph
                       (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
                        action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                        Section 6.5 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

SECTION 7.2       Rights of Trustee.

                  (a) Subject to the provisions of Section 7.1(a) hereof, the Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the oral or written advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Debentures shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (f) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a) (except that the Trustee shall not be deemed to have knowledge of a default in the payment of Liquidated Damages) or 6.1(b), or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification; provided that the Trustee shall comply with the "automatic stay" provisions contained in U.S. bankruptcy laws, if applicable. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

                  (g) Prior to the occurrence of an Event of Default hereunder and after the curing and waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Debenture, other evidence of indebtedness or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Debentures then outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

                  (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

SECTION 7.3       Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4       Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the exchange of the Preferred Stock for the Debentures or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5       Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Debenture (including payments pursuant to the mandatory repurchase provisions of such Debentures, if any), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debentures.

SECTION 7.6       Reports by Trustee to Holders of the Debentures.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Debentures remain outstanding, the Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Debentures shall be mailed to the Company and filed with the SEC and each stock exchange on which the Debentures are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee whenever the Debentures become listed on any stock exchange and of any delisting thereof.

SECTION 7.7       Compensation and Indemnity.

                  The Company shall pay to the Trustee promptly from time to time such compensation for its acceptance of this Indenture and services hereunder as agreed to by the parties from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it, including the costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures. Such Lien shall be a Lien permitted under this Indenture and shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(g) or 6.1(h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable bankruptcy laws.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.8       Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Debentures of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. If at any time:

                  (a) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request thereof by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b); or

                  (b) the Trustee shall cease to be eligible under Section 7.10 hereof and shall fail to resign after written request therefor by the Company or by any Holder; or

                  (c) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the U.S. bankruptcy laws, as now or hereinafter constituted, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its property and assets or affairs, or any public officer shall take charge or control of the Trustee or of its property and assets or affairs for the purpose of rehabilitation, conservation, winding-up or liquidation; or

                  (d) the Trustee shall commence a voluntary case under the U.S. bankruptcy laws, as now or hereafter constituted, or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its property and assets or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action; or

                  (e) the Trustee becomes incapable of acting,

then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the Debentures, or (ii) subject to Section 6.11 hereof, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Debentures.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee notifies the Company of its resignation or is removed, the retiring Trustee, the Company, or the Holders of Debentures of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Debenture who has been a Holder of a Debenture for at least six months, fails to comply with Section 7.10, such Holder of a Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section
7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9       Successor Trustee by Merger, Etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the Successor without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10      Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that together, in the case of the initial Trustee, with its ultimate parent entity, has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11      Preferential Collection of Claims Against the Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                          SATISFACTION AND DISCHARGES

SECTION 8.1       Satisfaction and Discharge.

                  This Indenture shall upon the request of the Company cease to be of further effect (except as to surviving rights of registration of transfer, substitution or exchange of Debentures herein expressly provided for, the Company's obligations under Sections 7.7 and 8.4 hereof, the Company's rights of optional redemption under Article 3 hereof, and the Company's, the Trustee's and the Paying Agent's obligations under Section 8.3 hereof) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (a)  either

                  (i) all outstanding Debentures have been delivered to the Trustee for cancellation, or

                  (ii) all such Debentures not theretofore delivered to the
                       Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds or U.S. Government Obligations in an amount sufficient to pay and discharge the entire debt on the Debentures not theretofore delivered to the Trustee for cancellation, for principal of (premium, if any, on) and interest (including Liquidated Damages, if any) to the date of deposit or Maturity or date of redemption;

                  (b) the Company has paid or caused to be paid all sums then due and payable by the Company under this Indenture; and

                  (c) the Company has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in this Indenture.

                  Notwithstanding the satisfaction and discharge of this Indenture, the Company's obligations in Sections 2.3, 2.4, 2.6, 2.7, 2.11, 2.13, 7.7, 7.8, 8.2, 8.3 and 8.4, and the Trustee's and Paying Agent's obligations in
Section 8.3 shall survive until the Debentures are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7, 8.3 and 8.4 and the Trustee's and Paying Agent's obligations in Section 8.3 shall survive.


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


                  In order to have money available on a payment date to pay principal (and premium, if any, on) or interest (and Liquidated Damages, if any) on the Debentures, the U.S. Government Obligations shall be payable as to principal (and premium, if any) or interest (and Liquidated Damages, if any) at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.2       Application of Trust Money.

                  All money deposited with the Trustee pursuant to Section 8.1 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in non-callable U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (and Liquidated Damages, if any) for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.3       Repayment of the Company.

                  The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

                  The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Company shall have either caused notice of such payment to be mailed to each Holder of the Debentures entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York, including, without limitation, The Wall Street Journal (national edition). After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.4       Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit has occurred pursuant to
Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided, however, that if the Company has made any payment of interest (including Liquidated Damages) on or principal of any Debentures because of the reinstatement of their Obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9
                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 9.1       Option to Effect Defeasance or Covenant Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 9.2 or 9.3 hereof be applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article 9.

SECTION 9.2       Defeasance and Discharge.

                  Upon the Company's exercise under Section 9.1 hereof of the option applicable to this Section 9.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.4 hereof, be deemed to have been discharged from its Obligations with respect to all outstanding Debentures and this Indenture on the date the conditions set forth below are satisfied (hereinafter, "Defeasance"). For this purpose, Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debentures and the Company shall be deemed to have satisfied all of its obligations under such Debentures and this Indenture (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

                  (a) the rights of Holders of such Debentures to receive, solely from the trust fund described in Section 9.4 hereof and as more fully set forth in Section 9.4, payments in respect of the principal and of and any premium and interest (including Liquidated Damages, if any) on such Debentures when payments are due, (but not the Change of Control Purchase Price).

                  (b) the Company's obligations with respect to such Debentures under Sections 2.6, 2.7, 2.11, and 4.2 hereof,

                  (c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture,

                  (d) Article 3 hereof, and

                  (e) this Article 9.

Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.2 notwithstanding the prior exercise of its option under
Section 9.3 hereof.


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


SECTION 9.3       Covenant Defeasance.

                  Upon the Company's exercise under Section 9.1 hereof of the option applicable to this Section 9.3, (i) the Company shall, subject to the satisfaction of the conditions set forth in Section 9.4 hereof, be released from its obligations under the covenants contained in Sections 4.5, 4.7, 4.8, 4.9, 4.10, and 5.1(b), the Events of Default contained in Sections 6.1(e) and 6.1(f) and Sections 6.1(g) and 6.1(h) with respect to Significant Subsidiaries only, and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 10.1 hereof with respect to the outstanding Debentures and (ii) the occurrence of any event specified in Section 6.1(c) or 6.1(d) hereof, with respect to any of Sections 4.5, 4.7, 4.8, 4.9, 4.10 hereof, and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 10.1 hereof, shall be deemed not to be or result in an Event of Default, in each case with respect to such Debentures as provided in this Section 9.3 on and after the date on which the conditions set forth in Section 9.4 hereof are satisfied, and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Debentures shall not be deemed outstanding for accounting purposes). For this purpose, "Covenant Defeasance" means that, with respect to the outstanding Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant (to the extent so specified in the case of Section 6.1(c) or 6.1(d) hereof), whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.1 hereof, but, except as specified above, the remainder of this Indenture, and the Debentures shall be unaffected thereby.

SECTION 9.4       Conditions to Defeasance or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 9.2 or 9.3 hereof to the outstanding Debentures:

                  In order to exercise either Defeasance or Covenant Defeasance:

                  (a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Debentures, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (premium, if any, on) and any installment of interest on and Liquidated Damages, if any, on the Debentures at the Maturity thereof or Redemption Date therefor in accordance with the terms of this Indenture and the Debentures;

                  (b) in the case of an election under Section 9.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

                  (c) in the case of an election under Section 9.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Debentures will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Debentures pursuant to this Article 9 concurrently with such incurrence) or insofar as Sections 6.1(g) or 6.1(h) hereof is concerned, shall have occurred at any time on or prior to the 91st day after the date of such deposit and be continuing on such 91st day (it being understood that this condition shall not be deemed satisfied until after such 91st day);

                  (e) such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming for the purpose of this clause (f) that all Debentures are in default within the meaning of such Act);

                  (g) such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

                  (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (i) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                  (j) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Defeasance or the Covenant Defeasance have been complied with.

SECTION 9.5 Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 9.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.5, the "Trustee") pursuant to Section 9.4 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any such Paying Agent as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 9.4 hereof or the principal and interest received in respect thereof.

                  Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 9.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

SECTION 9.6       Repayment to the Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Debenture and remaining unclaimed for two years after such principal, and premium, if any Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.


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


SECTION 9.7       Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 9.2 or
9.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's Obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.2 or 9.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.2 or 9.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest, Liquidated Damages, if any, on any Debenture following the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 10
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 10.1      Without Consent of Holders of Debentures.

                  Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Debentures without the consent of any Holder of a Debenture:

                  (a) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants and Obligations of the Company under this Indenture and contained in the Debentures contained in this Indenture,

                  (b) to add to the covenants of the Company, for the benefit of Holders, or to surrender any right or power conferred upon the Company by this Indenture,

                  (c) to provide for uncertificated Debentures in addition to or in place of Certificated Debentures (provided that the uncertificated Exchange Debentures are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Exchange Debentures are described in Section 163(f)(2)(B) of the Code),

                  (d) to evidence and provide for the acceptance of appointment under this Indenture by the successor Trustee,

                  (e) to secure the Debentures,

                  (f) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision herein or to make any change that does not adversely affect the interests of Holders,

                  (g) to add guarantees with respect to the Debentures, or

                  (h) to comply with the requirements of the SEC to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
10.7 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.2      With Consent of Holders of Debentures.

                  Except as provided below in this Section 10.2, the Company and the Trustee may amend or supplement this Indenture and the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at Stated Maturity of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Debentures), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or, interest on, or Liquidated Damages, if any, on, the Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Debentures may be waived with the consent of the Holders of a majority in aggregate principal amount at Stated Maturity of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for the Debentures).

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.7 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Debentures under this Section 10.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures.

However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Debentures held by a non-consenting Holder):

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

                  (b) reduce the percentage in principal amount at Stated Maturity of the outstanding Debentures, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of this Indenture, or certain Defaults hereunder;

                  (c) modify the Obligations of the Company to make offers to purchase Debentures upon a Change of Control; or

                  (d) make any change in Sections 6.4 or 6.7 or modify any of the provisions of this Section 10.2 (except to increase any percentage set forth therein or herein).

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Debentures under this Section 10.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 10.3      Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this
Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. After a supplemental indenture becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.


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


SECTION 10.4      Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Debentures shall be set forth in an amended or supplemental Indenture that complies with the Trust Indenture Act as then in effect.

SECTION 10.5      Revocation and Effect of Consents.

                  (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder of a Debenture and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder of a Debenture or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding subsection, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 10.6      Notation on or Exchange of Debentures.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.7      Trustee to Sign Supplemental Indentures.

                  The Trustee shall sign any supplemental Indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign a supplemental Indenture until the Board of Directors of such Person approves it. In executing any supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 11.4, an Officers' Certificate and an Opinion of Counsel stating that:

                  (a) such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied;

                  (b) the Company has all necessary corporate power and authority to execute and deliver the supplemental indenture and that the execution, delivery and performance of such supplemental indenture has been duly authorized by all necessary corporate action of the Company;

                  (c) the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Indenture, (ii) the charter documents and by-laws of the Company, or (iii) any material agreement or instrument to which the Company is subject and of which such counsel is aware;

                  (d) to the knowledge of legal counsel writing such Opinion of Counsel, the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of any of the terms, conditions or provisions of (i) any law or regulation applicable to the Company, or (ii) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company;

                  (e) such supplemental indenture has been duly and validly executed and delivered by the Company, and this Indenture together with such supplemental indenture constitutes a legal, valid and binding obligations of the Company enforceable against the Company, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether considered in a proceeding at law or in equity); and

                  (f) this Indenture together with such amendment or supplement complies with the Trust Indenture Act.

SECTION 10.8      Payment for Consent.

                  Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Debentures unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


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                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.1      Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision included in this Indenture by operation of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that can be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 11.2      Notices.

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                  R&B Falcon Corporation
                  901 Threadneedle
                  Houston, Texas  77079
                  Attention:  Chief Financial Officer
                  Telephone No.:  281-496-5000
                  Telecopier No.:  281-597-7556

                  If to the Trustee:

                  U.S. Trust Company, N.A.
                  114 West 47th Street
                  25th Floor
                  New York, New York 10036
                  Attention:        Corporate Trust Division
                  Telephone No.: 212-852-1676
                  Telecopier No.: 212-852-1626

                  The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.


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


                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Securities Register kept by the Registrar and shall be given if so sent within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; a notice or communication, however, shall not be effective unless, in the case of the Company or the Trustee, actually received.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail to Holders, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 11.3 Communication By Holders of Debentures With Other Holders of Debentures.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.4      Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company, upon request, shall furnish to the Trustee, to the extent required by this Indenture or the Trust Indenture Act:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one


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


or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 11.5      Statements Required in a Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Persons making such certificate or opinion have read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Persons, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Persons, such condition or covenant has been satisfied.

SECTION 11.6      Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage of Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor executed by such specified percentage of Holders in person or by agents duly appointed; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, by the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders executing such instrument or instruments. Proof of execution of any such instrument or of appointment of any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.1 and 7.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. Any electronic or other transmission pursuant to the Depository's Applicable Procedures will be considered an instrument executed by the Holders of the Debentures for the purpose of this Section 11.6.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient, including the execution of such instrument or writing without more.

                  (c) The ownership, principal amount and serial numbers of Debentures held by any Person, and the date of holding the same, shall be proved by the Securities Register.

                  (d) If the Company shall solicit from the Holders of Debentures any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first day such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Debentures shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (e) Except to the extent otherwise expressly provided in this Indenture, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

                  (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action with regard to any particular Debenture may do so with regard to all or any part of the principal amount of such Debenture or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 11.7      Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of this Indenture or the Trust Indenture Act.

SECTION 11.8 No Personal Liability of Directors, Officers, Employees and Stockholders.

                  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures, this Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.

SECTION 11.9      Governing Law.

                  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE DEBENTURES, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 11.10     Agent for Service; Submission to Jurisdiction; Waiver of
                  Immunities.

                  By the execution and delivery of this Indenture or any amendment or supplement hereto, the Company (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System (the "Process Agent") currently located at 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, this Indenture or the Debentures or brought under U.S. federal or state securities laws, may be instituted in any U.S. federal or state court located in The City of New York, New York, and acknowledges that the Process Agent has accepted such designation,
(ii) irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding and irrevocably waives, to the fullest extent that it may effectively and lawfully do so, any obligation to the laying of venue of any such suit, action or proceeding and the defense of an inconvenient forum to the maintenance of any such suit action or proceeding in such court, and (iii) agrees that service of process upon the Process Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company may and shall (to the extent the Process Agent ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 11.10 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (a) counsel for the Company or (b) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.10. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder of a Debenture, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company appointed and acting in accordance with this Section 11.10.

                  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its Obligations under this Indenture and the Debentures, to the extent permitted by law.

SECTION 11.11     No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or the Company's Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.12     Successors.

                  All agreements of the Company in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.13     Severability.

                  In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.14     Counterpart Originals.

                  The parties may sign any number of copies of this Indenture in separate counterparts, each of which when signed shall be deemed to be an original, but all of them together represent the same agreement.

SECTION 11.15     Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


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                                   ARTICLE 12
                                  SUBORDINATION

SECTION 12.1      Debentures Subordinated to Senior Debt.

                  The Company covenants and agrees and each Holder of the Debentures, by its acceptance thereof, likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article 12; and each Person holding any Debenture, whether upon original issuance or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all obligations on the Debentures by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full (or such payment shall be duly provided for to the satisfaction of the holders of the Senior Debt) of all Obligations on the Senior Debt, that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture.

SECTION 12.2      No Payment on Debentures in Certain Circumstances.

                  (a) In the event of and during the continuation of any default in the payment of principal of, interest or premium, if any, on any Designated Senior Debt, or any Obligations owing from time to time under or in respect of Designated Senior Debt, or in the event that any event of default (other than a payment default) with respect to any Designated Senior Debt will have occurred and be continuing and will have resulted in such Designated Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (b) if any event of default other than as described in clause (a) above with respect to any Designated Senior Debt will have occurred and be continuing permitting the holders of such Designated Senior Debt (or their Representatives) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then no payment will be made by or on behalf of the Company on account of the Debentures (other than payments in the form of Reorganization Securities)
(x) in cash in the case of any payment or nonpayment default specified in (a), unless and until such default will have been cured or waived in accordance with the instruments governing such Designated Senior Debt or such acceleration will have been rescinded or annulled, or (y) in cash in the case of any nonpayment event of default specified in (b), during the period (a "Payment Blockage Period") commencing on the date the Company or the Trustee receive written notice of such event of default (which notice will be binding on the Trustee and the holders of Debentures as to the occurrence of such a payment default or nonpayment event of default) from the Representative (or holders of Designated Senior Debt or their Representative or Representatives) and ending on the earliest of (A) 179 days after such date, (B) the date, if any, on which such Designated Senior Debt to which such default relates is paid in full in cash or such default is cured or waived in writing in accordance with the instructions governing such Designated Senior Debt by the holders of such Designated Senior Debt or their Representatives and (C) the date on which the Trustee received written notice from the Representative (or holders of Designated Senior Debt or their Representative or Representatives), as the case may be, terminating the Payment Blockage Period. During any consecutive 360-day period, the aggregate of all Payment Blockage Periods shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no Payment Blockage Period is in effect. No event of default which existed or was continuing with respect to the Designated Senior Debt for which notice commencing a Payment Blockage Period was given on the date such Payment Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 90 consecutive days.

SECTION 12.3      Payment Over of Proceeds Upon Dissolution, Etc.

                  Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors in any Insolvency or Liquidation Proceeding with respect to the Company all amounts due or to become due under or with respect to all Senior Debt will first be paid in full in cash before any payment is made on account of the Debentures, except that the holders of Debentures may receive Reorganization Securities. Upon any such Insolvency or Liquidation Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Reorganization Securities), to which the holders of the Debentures or the Trustee would be entitled will be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of Debentures or by the Trustee if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by such holders) or their Representatives, as their interests may appear, for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

SECTION 12.4      Payments May Be Paid Prior to Dissolution.

                  Nothing contained in this Article 12 or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 12.2 and 12.3, from making payments at any time for the purpose of making payments of principal of and interest on the Debentures, or from depositing with the Trustee any monies for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by
Section 12.2 or 12.3, the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, and interest on, the Debentures to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in
Section 12.2 or in Section 12.7. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

SECTION 12.5      Subrogation.

                  Subject to the payment in full in cash of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Debentures shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article 12 which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.

SECTION 12.6      Obligations of the Company Unconditional.

                  Nothing contained in this Article 12 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company and its creditors other than the holders of Senior Debt and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, on and any interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of any Senior Debt, nor shall anything herein or therein prevent the Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 12.7      Notice to Trustee.

                  The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article 12. Regardless of anything to the contrary contained in this Article 12 or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.8      Reliance on Judicial Order or Certificate of Liquidating
                  Agent.

                  Upon any payment or distribution of assets of the Company, the Trustee, subject to the provisions of Article 7 hereof, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver,


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


trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.9      Trustee's Relation to Senior Indebtedness.

                  The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

                  Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 12.10 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.

                  No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other Person.


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SECTION 12.11     Holders Authorize Trustee To Effectuate Subordination of
                  Debentures.

                  Each Holder by its acceptance of the Debentures authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in this Article 12, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Debentures and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Debentures. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 12.12     This Article 12 Not to Prevent Events of Default.

                  The failure to make a payment on account of principal of, premium, if any, on or interest on the Debentures by reason of any provision of this Article 12 will not be construed as preventing the occurrence of an Event of Default.

SECTION 12.13     Trustee's Compensation Not Prejudiced.

                  Nothing in this Article 12 will apply to amounts due to the Trustee pursuant to other Sections in this Indenture.


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


                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                           R&B FALCON CORPORATION



                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


                                           U.S. TRUST COMPANY, N.A., as Trustee

                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                               (Face of Debenture)                     Exhibit A

[THIS GLOBAL DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE THEREOF.

UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO R&B FALCON CORPORATION (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS GLOBAL DEBENTURE IS EXCHANGEABLE FOR A DEBENTURE IN DEFINITIVE, FULLY REGISTERED FORM, WITHOUT INTEREST COUPONS, IF (A) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS GLOBAL DEBENTURE OR IF AT ANY TIME DTC CEASES TO BE A "CLEARING AGENCY" REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND A SUCCESSOR DEPOSITORY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (B) THE COMPANY EXECUTES AND DELIVERS TO THE TRUSTEE A NOTICE THAT THIS GLOBAL DEBENTURE SHALL BE SO TRANSFERABLE, REGISTRABLE, AND EXCHANGEABLE, AND SUCH TRANSFER SHALL BE SO REGISTRABLE, OR (C) AN EVENT OF DEFAULT (AS HEREINAFTER DEFINED) HAS OCCURRED AND IS CONTINUING WITH RESPECT TO THE DEBENTURES.](1)

[THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:


------------------------

(1) These paragraphs should be included if the Debentures are issued in global form.

(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER REGULATION D UNDER THE SECURITIES ACT (AN "IAI")),

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.](2)

--------------------------

(2) These paragraphs (the Private Placement Legend) should be omitted upon the exchange of Initial Debentures for Exchange Debentures in the Exchange Offer or upon the registration of Initial Debentures pursuant to the Registration Rights Agreement.

                13 7/8 % Senior Subordinated Debentures due 2009

R&B FALCON CORPORATION

No.
CUSIP No.

$
 ----------------------

R&B FALCON CORPORATION promises to pay to _______________________ or registered assigns, the principal sum of ___________________ United States Dollars, [or such greater or lesser amount as may from time to time be endorsed on Schedule A hereto](3) on May 1, 2009.

Interest Payment Dates: February 1, May 1, August 1 and November 1 Record Dates: January 15, April 15, July 15 and October 15

Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit of this Indenture or be valid or obligatory for any purpose.

------------------------
(3)  This is included on Global Debentures only.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date written below.



R&B FALCON CORPORATION


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

By:
   -----------------------------------
Dated:
      --------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

Certificate of Authentication:
This is one of the Debentures
referred to in the within-mentioned
Indenture:

U.S. TRUST COMPANY, N.A., as Trustee

By:
   -----------------------------------
         Authorized Signatory

                             (Reverse of Debenture)

                 13 7/8% Senior Subordinated Debenture due 2009

                  Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

                  1. Interest. R&B Falcon Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being called the "Company"), promises to pay interest on the principal amount of this Debenture at 13 7/8% per annum until Maturity and shall pay Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest, if any, and Liquidated Damages, if any, quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Exchange Date; provided that if there is no existing Default in the payment of interest, and if this Debenture is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest (including post-petition interest in any proceeding under any applicable Federal, State or foreign bankruptcy law) on overdue installments of interest ("Defaulted Interest"), and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Notwithstanding anything herein to the contrary, on each Interest Payment Date through and including May 1, 2004, the entire amount of the interest payment on the Debentures may be paid, at the option of the Company, in additional Debentures ("Additional Debentures") (valued at 100% of the principal amount thereof). The Company may, at its option, pay cash in lieu of issuing any Additional Debentures to the extent the principal amount of such Additional Debentures is not an integral multiple of $1,000. The Company shall notify the Trustee of the Company's election to pay interest in Additional Debentures not less than 5 days prior to the Record Date for an Interest Payment Date. On each such Interest Payment Date, the Trustee shall authenticate Additional Debentures for original issuance to each holder of Notes on the preceding Record Date, as shown on the register of the Debentures, in the amount required to pay such interest. For purposes of determining the principal amount of Additional Debentures to be issued in payment of interest, the Company shall be entitled to aggregate as to each Holder the principal amount of all Debentures (including Additional Debentures) held of record by such Holder.

                  2. Method of Payment. The Company will pay interest on the Debentures (except Defaulted Interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Debentures at the close of business on January 15, April 15, July 15 and October 15 immediately preceding the Interest Payment Date (each, a "Record Date"), even if such Debentures are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to Defaulted Interest. The Debentures will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within the City and State of New

York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, and Liquidated Damages, if any, on, all Global Debentures and all other Debentures the Holders of which shall have provided wire transfer instructions to the Company and the Paying Agent prior to the applicable Record Date for such payment. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. In certain situations, the Company or any of its Subsidiaries may act in any such capacity.

                  4. Indenture. The Company issued the Debentures under an Indenture dated as of [____________] ("Indenture") between the Company and U.S. Trust Company, N.A., as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Debentures are unsecured obligations of the Company limited in aggregate principal amount as provided in Section 2.2 of the Indenture. This Debenture is one of the Debentures referred to in the Indenture.

                  5. Optional Redemption. (a) The Debentures will not be redeemable at the Company's option prior to May 1, 2004. Thereafter, the Debentures will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

                      Year                                      Percentage
                      ----                                      ----------
                      2004.........................................106.938%
                      2005.........................................104.625%
                      2006.........................................102.313%
                      2007 and thereafter..........................100.000%

                  (b) Notwithstanding the foregoing, at any time on or prior to May 1, 2002, the Company may, at its option, redeem, in whole or in part, up to an aggregate principal amount of the Debentures equal to $105,000,000, less the aggregate liquidation preference of all shares of Preferred Stock previously redeemed out of the proceeds of one or more Public Equity Offerings, at a redemption price of 113.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date with the net cash proceeds of one or more Public Equity Offerings; provided that any such redemption shall occur within 45 days of the date of the closing of such Public Equity Offerings.

                  (c) Notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Debentures are to be redeemed at its registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed. Unless the Company defaults in making such redemption payment, on and after the Redemption Date interest (including Liquidated Damages, if any) ceases to accrue on Debentures or portions thereof called for redemption.

                  6. Mandatory Redemption. Except as contemplated by clause 7 below, the Company shall not be required to make any mandatory redemption, purchase or sinking fund payments with respect to the Debentures prior to the maturity date.

                  7. Repurchase at Option of Holder. Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase such Holder's Debentures in whole or in part (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the Change of Control Payment Date on the terms described in the Indenture.

                  Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if (a) the ratings assigned to the 1999 Senior Notes by the Rating Agencies prior to the announcement are not downgraded or placed on a negative credit watch by either such Rating Agency as a result thereof and (b) no Default has occurred and is continuing under the 1999 Senior Note Indenture.

                  Within 30 days following any Change of Control, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Debentures. The Holder of this Debenture may elect to have this Debenture or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Debenture pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Debentures or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest (and Liquidated Damages, if any) from and after the Change of Control Purchase Date.

                  8. Denominations; Transfer and Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000; provided, however, that Additional Debentures and Debentures issued in exchange for the Preferred Stock may be issued in denominations of less than $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (including in certain cases, opinions of counsel) and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, it need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

                  9. Persons Deemed Owners. The registered Holder of a Debenture may be treated as its owner for all purposes.

                  10. Amendment, Supplement and Waiver. With the consent of the holders of not less than a majority in aggregate principal amount at Stated Maturity of the outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for the Debentures), the Company and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders; provided that no such supplemental indenture may, among other things, without the consent of the Holder of each outstanding Debenture affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable thereon, or change the place of payment where, or the coin or currency in which, any Debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, (b) reduce the percentage in principal amount at Stated Maturity of the outstanding Debentures, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of the Indenture, or certain Defaults thereunder, (c) modify the Obligations of the Company to make offers to purchase Debentures upon a Change of Control or (d) make any changes in Sections 6.4 or 6.7 of the Indenture or modify any of the provisions of this clause (except to increase any percentage set forth therein or herein).

                  11. Defaults and Remedies. Events of Default include in summary form: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, any Debentures; (ii) default in payment when due of the principal of or premium, if any, on the Debentures; (iii) failure by the Company to comply with Section 4.7 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Debentures (except in the case of a default with respect to Section 5.1 of the Indenture, which shall constitute an Event of Default with such notice requirement but without such passage of time requirement) (whether or not prohibited by the provisions of Article 12 of the Indenture); (v) Indebtedness of the Company or any Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the aggregate principal amount of such unpaid or accelerated Indebtedness exceeds $20,000,000 or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20,000,000, which judgments are not paid, discharged or stayed for a period of 30 days; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken as a whole (as of the latest audited consolidated financial statement for the Company and its Subsidiaries), would constitute a Significant Subsidiary.

         Holders of the Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures then outstanding waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, premium, if any, on, interest on, and, if any, on, the Debentures. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  12. Defeasance Prior to Maturity or Redemption. The Company, at its election, shall (a) be deemed to have paid and discharged its debt on the Debentures and the Indenture shall cease to be of further effect as to all outstanding Debentures (except as to (i) rights of registration of transfer, substitution and exchange of Debentures, (ii) the Company's right of optional redemption, (iii) rights of Holders to receive payments of principal of, premium, if any, and interest including Liquidated Damages on the Debentures (but not the Change of Control Purchase Price) and any rights of the Holders with respect to such amounts, (iv) the rights, obligations and immunities of the Trustee under the Indenture, and (v) certain other specified provisions in the Indenture) or (b) cease to be under any obligation to comply with certain restrictive covenants that are described in the Indenture, after the irrevocable deposit by the Company with the Trustee, in trust for the benefit of the Holders, at any time prior to the Stated Maturity of the Debentures, of (i) money in an amount, (ii) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one Business Day before the due date of payment in respect of such Debentures, money in an amount, or
(C) a combination thereof sufficient to pay and discharge the principal of, premium, if any on, and interest (including Liquidated Damages, if any) on, such Debentures then outstanding on the dates on which any such payments are due in accordance with the terms of the Indenture and of such Debentures.

                  13. Trustee Dealings with the Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Debentures, the Indenture for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

                  15. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS DEBENTURE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  16. Authentication. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  18. Additional Rights of Holders of Transfer Restricted Debentures. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Transferred Restricted Debentures (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement dated as of April ___, 1999, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                  19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:


                  R&B Falcon Corporation
                  901 Threadneedle
                  Houston, Texas  77079
                  Attention:  Chief Financial Officer
                  Telephone No.:  281-496-5000
                  Telecopier No.:  281-597-7556

                                 ASSIGNMENT FORM



To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

-------------------------------------------------------------------------------
               (Insert assignee's Social Security or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Debenture on the books of the Company or the agent appointed by the Company to maintain such books. The agent appointed hereby may substitute another to act for him.

-------------------------------------------------------------------------------

Date:
      ----------------------------

Your signature:
               ----------------------------------
(Sign exactly as your name appears on the face of this Debenture)



Signature Guarantee:

                       Option of Holder to Elect Purchase

If you want to elect to have this Debenture purchased by the Company pursuant to
Section 4.7 of the Indenture, check the box below:

[ ] Section 4.7

If you want to elect to have only part of this Debenture purchased by the Company pursuant to Section 4.7 of the Indenture, state the amount you elect to have purchased (must be an integral multiple of $1,000):
$
 ------------------

Your Signature:
               -------------------------------------------------------
(Sign exactly as your name appears on the Debenture)

Signature Guarantee:           Social Security or Tax Identification No.:
                                                                         -------

                                   SCHEDULE A

                  CHANGES IN PRINCIPAL AMOUNT OF DEBENTURE(4)

The following changes in the principal amount of this Global Debenture have been recorded:



                                                                      Principal Amount
                       Amount of decrease in   Amount of increase in  of this Global Debenture  Signature of
                       Principal Amount of     Principal Amount of    following such decrease   authorized officer
Date of Transaction    this Global Debenture   this Global Debenture  (or increase)             of Trustee
-------------------    ---------------------   ---------------------  ------------------------  ------------------




--------------------------
(4)   This should only be included if the Debenture is issued in global form.

                                                                     Exhibit B-1

FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
FROM U.S. GLOBAL DEBENTURE TO REGULATION S GLOBAL DEBENTURE
(Pursuant to Section 2.6(a)(i) of the Indenture)

U.S. Trust Company, N.A.
114 West 47th Street
25th Floor
New York, New York 10036
Telephone No.: 212-852-1676
Telecopier No.: 212-852-1626

Attention: Corporate Trust Division

Re: 13 7/8% Senior Subordinated Debentures due 2009 of R&B Falcon Corporation

                  Reference is hereby made to the Indenture, dated as of _____________(the "Indenture"), between R&B Falcon Corporation (the "Company"), and U.S. Trust Company, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to U.S.$___________ principal amount of Debentures which are evidenced by one or more U.S. Global Debentures and held with the Depositary in the name of _____________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Debentures to a Person who will take delivery thereof in the form of an equal principal amount of Debentures evidenced by one or more Regulation S Global Debentures, which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel or both.

                  In connection with such request and in respect of such Debentures, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Debentures and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

                  (1) The offer of the Debentures was not made to a person in the United States and, if the 40-day restricted period has not yet expired and the Transferor is a dealer (as defined in Section 2(12) of the Securities Act), or a person receiving a selling concession, fee or other remuneration in respect of the Debentures being sold (collectively, "Dealers"), (i) neither the Transferor or any person acting on its behalf knows that the transferee is a U.S. person and (ii) if the Transferor or any person acting on its behalf knows that the transferee is a Dealer, the Transferor or person acting on its behalf has sent a confirmation or other notice to the transferee stating that the Debentures may be offered or sold in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act;

                  (2) either:

                  (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                  (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (1) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

                  (2) the transaction is not part of a plan or scheme to evade the registration provisions of the Securities Act; and

                  (3) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel or both.

Upon giving effect to this request to exchange a beneficial interest in a U.S. Global Debenture for a beneficial interest in a Regulation S Global Debenture, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Debentures pursuant to the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser"), the Initial Purchaser of such Debentures being transferred. We acknowledge that you, the Company, the Initial Purchaser and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]



By:
  ---------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------
Dated:
      ---------------------------

cc:      R&B Falcon Corporation
         Initial Purchaser

                                                                     Exhibit B-2

FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
FROM REGULATION S GLOBAL DEBENTURE TO U.S. GLOBAL DEBENTURE
(Pursuant to Section 2.6(a)(ii) of the Indenture)

U.S. Trust Company, N.A.
114 West 47th Street
25th Floor
New York, New York 10036
Telephone No.: 212-852-1676
Telecopier No.: 212-852-1626

Attention: Corporate Trust Division

Re: 13 7/8% Senior Subordinated Debentures due 2009 of R&B Falcon Corporation

Reference is hereby made to the Indenture dated as of ______________ (the "Indenture"), between R&B Falcon Corporation (the "Company"), and U.S. Trust Company, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $____________ principal amount of Debentures which are evidenced by one or more Regulation S Global Debentures and held with the Depositary through Euroclear or Cedel in the name of _________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Debentures to a Person who will take delivery thereof in the form of an equal principal amount of Debentures evidenced by one or more U.S. Global Debentures, to be held with the Depositary.

In connection with such request and in respect of such Debentures, the Transferor hereby certifies that:

[CHECK ONE]

[ ] such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act") and, accordingly, the Transferor hereby further certifies that the Debentures are being transferred to a Person that the Transferor reasonably believes is purchasing the Debentures for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

or

[ ] such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

[ ] the surrendered Debentures are being transferred to Institutional Accredited Investor pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Debentures and Certificated Debentures bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by a certificate attached hereto executed by the Transferee in the form of Exhibit C to the Indenture, and, if the Company should so request, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act to the effect that such Transfer is in compliance with the Securities Act;

or

[ ] such transfer is being effected in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

or

[ ] such transfer is being effected pursuant to an effective registration statement under the Securities Act;

or

[ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Debentures are being transferred in compliance with the transfer restrictions applicable to the Global Debentures and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Debentures are being transferred in compliance with any applicable blue sky or securities laws of any state of the United States or any other applicable jurisdiction.

Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Debentures for a beneficial interest in U.S. Global Debentures, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to U.S. Global Debentures pursuant to the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser"), the Initial Purchaser of such Debentures being transferred. We acknowledge that you, the Company, the Initial Purchaser and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]



By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------


Dated:
       -----------------------

cc:      R&B Falcon Corporation
         Initial Purchaser

                                                                     Exhibit B-3

FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
OF CERTIFICATED DEBENTURES
(Pursuant to Section 2.6(b) of the Indenture)

U.S. Trust Company, N.A.
114 West 47th Street
25th Floor
New York, New York 10036
Telephone No.: 212-852-1676
Telecopier No.: 212-852-1626

Attention: Corporate Trust Division

Re: 13 7/8% Senior Subordinated Debentures due 2009 of R&B Falcon Corporation

Reference is hereby made to the Indenture dated as of _________________(the "Indenture"), between R&B Falcon Corporation (the "Company"), and U.S. Trust Company, N.A. as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This relates to $_________ principal amount of Debentures which are evidenced by one or more Certificated Debentures in the name of ______________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Certificated Debenture(s) in the form of an equal principal amount of Debentures evidenced by one or more Certificated Debentures, to be delivered to the Transferor or, in the case of a transfer of such Debentures, to such Person as the Transferor instructs the Trustee.

In connection with such request and in respect of the Debentures surrendered to the Trustee herewith for exchange (the "Surrendered Debentures"), the Holder of such Surrendered Debentures hereby certifies that:

[CHECK ONE]

[ ] the Surrendered Debentures are being acquired for the Transferor's own account, without transfer;

or

[ ]  the Surrendered Debentures are being transferred to the Company;

or

[ ] the Surrendered Debentures are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Debentures are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered

     Debentures for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

or

[ ] the Surrendered Debentures are being transferred in a transaction permitted by Rule 144 under the Securities Act;

or

[ ] the Surrendered Debentures are being transferred in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

or

[ ] the Surrendered Debentures are being transferred to Institutional Accredited Investor pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Debentures and Certificated Debentures bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by a certificate attached hereto executed by the Transferee in the form of Exhibit C to the Indenture, and, if the Company should so request, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act to the effect that such Transfer is in compliance with the Securities Act;

or

[ ] the Surrendered Debentures are being transferred pursuant to an effective registration statement under the Securities Act;

or

[ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Debentures are being transferred in compliance with the transfer restrictions applicable to the Global Debentures and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Debentures are being transferred in compliance with any applicable blue sky or securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser"), the Initial Purchaser of such Debentures being transferred. We acknowledge that you, the Company, the Initial Purchaser and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[INSERT NAME OF TRANSFEROR]



By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------

Dated:
       -------------------------


cc:      R&B Falcon Corporation
         Initial Purchaser

                                                                     Exhibit B-4

FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
FROM U.S. GLOBAL DEBENTURE OR REGULATION S
PERMANENT GLOBAL DEBENTURE
TO CERTIFICATED DEBENTURE
(Pursuant to Section 2.6(c) of the Indenture)

U.S. Trust Company, N.A.
114 West 47th Street
25th Floor
New York, New York 10036
Telephone No.: 212-852-1676
Telecopier No.: 212-852-1626

Attention: Corporate Trust Division

Re: 13 7/8% Senior Subordinated Debentures due 2009 of R&B Falcon Corporation

Reference is hereby made to the Indenture dated as of ________________(the "Indenture"), between R&B Falcon Corporation (the "Company"), and U.S. Trust Company, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $_____________ principal amount of Debentures which are evidenced by a beneficial interest in one or more U.S. Global Debentures or Regulation S Global Debentures in the name of __________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the form of an equal principal amount of Debentures evidenced by one or more Certificated Debentures, to be delivered to the Transferor or, in the case of a transfer of such Debentures, to such Person as the Transferor instructs the Trustee.

In connection with such request and in respect of the Debentures surrendered to the Trustee herewith for exchange (the "Surrendered Debentures"), the Holder of such surrendered Debentures hereby certifies that:

[CHECK ONE]

[ ] the Surrendered Debentures are being transferred to the beneficial owner of such Debentures;

or

[ ] the Surrendered Debentures are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Debentures are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Debentures for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

or

[ ] the Surrendered Debentures are being transferred in a transaction permitted by Rule 144 under the Securities Act;

or

[ ] such transfer is being effected in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

or

[ ] the Surrendered Debentures are being transferred to Institutional Accredited Investor pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Debentures and Certificated Debentures bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by a certificate attached hereto executed by the Transferee in the form of Exhibit C to the Indenture, and, if the Company should so request, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act to the effect that such Transfer is in compliance with the Securities Act;

or

[ ] the Surrendered Debentures are being transferred pursuant to an effective registration statement under the Securities Act;

or

[ ] the Surrendered Debentures are being transferred pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Debentures are being transferred in compliance with the transfer restrictions applicable to the Global Debentures and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Debentures are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser"), the Initial Purchaser of such Debentures being transferred. We acknowledge that you, the Company, the Initial Purchaser and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]


By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------

Dated:
      -------------------------------------

cc:      R&B Falcon Corporation
         Initial Purchaser

                                                                       Exhibit C

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


U.S. Trust Company, N.A.
114 West 47th Street
25th Floor
New York, New York 10036
Telephone No.: 212-852-1676
Telecopier No.: 212-852-1626

Attention: Corporate Trust Division

Re: 13 7/8% Senior Subordinated Debentures due 2009 of R&B Falcon Corporation

Reference is hereby made to the Indenture, dated as of __________________ (the "Indenture"), between R&B Falcon Corporation, as issuer, and U.S. Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed purchase of $________________ aggregate principal amount of:

(a)  [ ]   Beneficial interests, or

(b)  [ ]   Certificated Debentures,

we confirm that:

(i) we are an entity which is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1),
         (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

(ii) any purchase of Debentures by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

(iii) in the event that we purchase any Debentures, we will acquire Debentures having a minimum purchase price of at least $250,000 for our own account and for each separate account for which we are acting;

(iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Debentures;

(v) we are not acquiring Debentures with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

(vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Debentures.

We understand that the Debentures are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Debentures have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Debentures, that (A) such Debentures may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) that we will, and each subsequent Holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) above. We understand that the registrar and transfer agent will not be required to accept for registration of transfer any Debentures, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Debentures purchased by us will bear a legend reflecting the substance of this paragraph.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser"), the Initial Purchaser of such Debentures being transferred. We acknowledge that you, the Company, the Initial Purchaser and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

[Insert Name of Purchaser]


By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------
Address:
        -----------------------------------

cc:      R&B Falcon Corporation
         Initial Purchaser

                             CROSS-REFERENCE TABLE*

Trust Indenture
 Act Section                                                                            Indenture Section

310(a)(1)         ......................................................................       7.10
(a)(2)            ......................................................................       7.10
(a)(3)            ......................................................................       N.A.
(a)(4)            ......................................................................       N.A.
(b)               ......................................................................  7.3; 7.8; 7.10
(c)               ......................................................................       N.A.
311(a)            ......................................................................       7.11
(b)               ......................................................................       7.11
(c)               ......................................................................       N.A.
312(a)            ......................................................................       2.5
(b)               ......................................................................      11.3
(c)               ......................................................................      11.3
313(a)            ......................................................................       7.6
(b)(1)            ......................................................................       N.A.
(b)(2)            ......................................................................       7.6
(c)               ......................................................................    7.6; 11.2
(d)               ......................................................................       7.6
314(a)            ...................................................................... 4.13; 4.21; 11.2
(b)               ......................................................................       N.A.
(c)(1)            ......................................................................   11.4, 11.5
(c)(2)            ......................................................................  7.2; 11.4; 11.5
(c)(3)            ......................................................................       N.A.
(d)               ......................................................................       N.A.
(e)               ......................................................................      10.5
(f)               ......................................................................       N.A.
315(a)            ......................................................................       7.1(a)
(b)               ......................................................................  4.21; 7.5; 11.4
(c)               ......................................................................       7.1
(d)               ......................................................................       7.1
(e)               ......................................................................       6.11
316(a)(last sentence)...................................................................       2.9
(a)(1)(A)         ......................................................................       6.5
(a)(1)(B)         ......................................................................       6.4
(a)(2)            ......................................................................       N.A.
(b)               ......................................................................       6.7
317(a)(1)         ......................................................................     6.3; 6.8
(a)(2)            ......................................................................       6.9
(b)               ......................................................................       2.4
318(a)            ......................................................................      11.1


-----------------------------------
N.A. means not applicable.
* This Cross-Reference Table is not part of the Indenture.